Exhibit 10.1

AMENDED AND RESTATED LOAN AGREEMENT

by and among

CATELLUS FINANCE 1, L.L.C.,

a Delaware limited liability company,

LASALLE BANK NATIONAL ASSOCIATION, f/k/a LaSalle National Bank, as trustee for the registered Holders of Prudential Mortgage Capital Company I, LLC, Commercial

Mortgage Pass-Through Certificates, Series 1998-1,

Each of the certificateholders (the “Certificateholders”) comprising all of the holders of Certificates as defined in that certain Trust and Servicing Agreement dated as of

November 11, 1998,

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey

corporation,

and

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Servicer

PRUDENTIAL ASSET RESOURCES, INC., as Subservicer under The Trust and

Servicing Agreement

Dated as of March 8, 2004

AMENDED AND RESTATED

LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is executed as of March 8, 2004, by and among:

(1) CATELLUS FINANCE 1, L.L.C., a Delaware limited liability company (“Borrower”);

(2) LASALLE BANK NATIONAL ASSOCIATION, f/k/a LaSalle National Bank, as trustee for the registered Holders of Prudential Mortgage Capital Company I, LLC, Commercial Mortgage Pass-Through Certificates, Series 1998-1 (“Existing Lender”);

(3) Each of the certificateholders listed in Schedule I attached hereto (collectively, the “Certificateholders”) comprising all of the holders of Certificates as defined in that certain Trust and Servicing Agreement dated as of November 11, 1998, by and among Prudential Mortgage Capital Company I, LLC, as Depositor, The Prudential Insurance Company of America, as Servicer, ABN AMRO Bank N.V., as Fiscal Agent, and LaSalle National Bank, as Trustee (the “Trust and Servicing Agreement”);

(4) THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential” or “New Lender”; New Lender together with Existing Lender are hereinafter sometimes collectively referred to as “Lender” or “Lenders”)

(5) The Prudential Insurance Company of America, as Servicer and PRUDENTIAL ASSET RESOURCES, INC. (“PAR”), as Subservicer under the Trust and Servicing Agreement and the Sub-servicing Agreement (PAR in such capacity, “Servicer”).

RECITALS

A. Borrower is the owner in fee simple of certain real properties (collectively, the “Land”) and all present and future improvements thereon (but with respect to certain ground leased properties, Borrower’s interest to the improvements may be limited to a conditional future interest) (collectively, the “Improvements”) more particularly described in Exhibit A hereto (the Land and the Improvements are collectively referred to as the “Properties”).

B. Reference is made to that certain Loan Agreement dated as of October 26, 1998 between Borrower and Prudential Mortgage Capital Company, Inc., a Delaware corporation (“Original Lender”) predecessor-in-interest to Existing Lender, as such loan agreement was amended by that certain First Amendment to Loan Agreement dated as of January 11, 2001, by and among Borrower, Existing Lender, the Certificateholders, and Servicer (the “First Amendment”), that certain Second Amendment to Loan Agreement dated as of February 8, 2001 (the “Second Amendment”), that certain Third Amendment to Loan Agreement dated as of August 27, 2002 (the “Third Amendment”), that certain Fourth Amendment to Loan Agreement dated as of December 23, 2002 (the “Fourth Amendment”) and that certain Fifth Amendment to Loan Agreement dated as of September 2, 2003 (the “Fifth Amendment”) (as amended and/or restated or renewed prior to the date hereof, collectively the “Existing Loan Agreement”).

Pursuant to the terms of the Existing Loan Agreement, Original Lender agreed to extend a loan (the “A Loan”), evidenced by that certain promissory note dated October 26, 1998, in the original principal amount of THREE HUNDRED SEVENTY-THREE MILLION AND 00/100 DOLLARS ($373,000,000.00).

C. Original Lender assigned all of its right, title and interest under the A Loan to Prudential Mortgage Capital Funding, LLC which in turn assigned all of its right, title and interest under the A Loan to Prudential Mortgage Capital Company I, LLC, which in turn assigned all of its right, title and interest under the A Loan to Existing Lender in accordance with the terms and provisions of the Trust and Servicing Agreement.

D. Borrower has applied to New Lender for an additional loan (the “B Loan”) of SEVENTY-FIVE MILLION AND 00/100 DOLLARS ($75,000,000.00) to be made to Borrower and to be secured by the Properties and New Lender is willing to make the B Loan to Borrower upon the terms and conditions hereinafter set forth and in full reliance upon the representations, warranties and covenants made by Borrower in this Agreement.

E. Existing Lender, New Lender, the Certificateholders and the Servicer are willing to amend and restate the Loan Agreement upon the terms and subject to the conditions set forth below.

F. The effectiveness of this Agreement is subject to the satisfaction of the conditions precedent set forth in this Agreement. Upon satisfaction of such conditions precedent, the Existing Loan Agreement shall be amended and restated as set forth herein.

NOW, THEREFORE, Borrower, Existing Lender, New Lender, the Certificateholders and the Servicer in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Defined Terms. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms appearing in specific Sections of this Agreement are defined in such Sections.

“Agreement” means this Amended and Restated Loan Agreement as hereafter amended, supplemented, replaced, modified or amended and restated from time to time.

“A Loan” means the principal sum that Original Lender as predecessor-in-interest to Existing Lender agreed to lend and Borrower agreed to borrow pursuant to the terms and conditions of the Existing Loan Agreement and the Loan Documents, which amount is THREE HUNDRED SEVENTY-THREE MILLION AND 00/100THS DOLLARS ($373,000,000.00), and as evidenced by the A Note.

“A Loan Closing Date” means October 26, 1998.

“A Note” means that certain Promissory Note dated October 26, 1998 in the form of Exhibit B to the Existing Loan Agreement in the original principal amount of $373,000,000, executed by Borrower in favor of Original Lender as predecessor-in-interest to Existing Lender as concurrently herewith and hereafter amended, supplemented, replaced, modified or amended original.

“Allocated Loan Amount A” means the principal amount of the A Loan allocated by Lender as Lender shall determine as to each individual Property included within the Property Pool and as set forth on Schedule 1 attached hereto, as revised from time to time to reflect any Properties added pursuant to a Substitution.

“Allocated Loan Amount B” means the principal amount of the B Loan allocated by Lender as Lender shall determine as to each individual Property included within the Property Pool and as set forth on Schedule 1 attached hereto, as revised from time to time to reflect any Properties address pursuant to a Substitution.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as hereinafter amended or recodified.

“B Loan” means the principal sum that New Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement and the Loan Documents, which amount is SEVENTY-FIVE MILLION AND 00/100THS DOLLARS ($75,000,000.00), and as evidenced by the B Note.

“B Loan Closing Date” means the date New Lender releases or authorizes the escrow to release the B Loan proceeds to Borrower.

“B Note” means that certain Promissory Note B of even date herewith and in the form of Exhibit B to this Agreement, in the original principal amount of SEVENTY-FIVE MILLION AND 00/100THS DOLLARS ($75,000,000.00) executed by Borrower in favor of New Lender as hereafter replaced, modified or amended and restated.

“Business Day” shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in California or New York are authorized or required by law to close. All references in this Agreement to a “day” or a “date” shall be to a calendar day unless specifically referenced as a Business Day.

“Cash Management Agreement” means that certain Cash Management Agreement dated October 26, 1998 executed by and among Borrower, Original Lender, and Manager, as amended of even date herewith.

“CDC” means Catellus Development Corporation, a Delaware corporation with organizational number 2049941, predecessor-in-interest to Guarantor.

“CF” means CF Capital, LLC, a Delaware limited liability company with organizational number 3046435, and sole member of Borrower, formerly known as Plato REIT, LLC.

“Collateral” means all of the personal property collateral as described in the Mortgages.

“COLP” means Catellus Operating Limited Partnership, a Delaware limited partnership, as successor-by-merger to CDC.

“Combined Allocated Loan Amount” means the combined principal amount of A Loan and the B Loan allocated by Lender as to each individual Property included within the Property Pool as set forth on Schedule I attached hereto, as revised from time to time to reflect any Properties added pursuant to a Substitution.

“Default” means an event or circumstance which with the passage of time or the giving of notice or both, would constitute an Event of Default.

“Default Interest Rate” has the meaning given to such term in Section 1.07 of the Note.

“Defeasance Period” has the meaning given to such term in Section 1.03 of the A Note.

“DSCR” means the ratio of the Underwritten Net Cash Flow to annual debt service on the Loan, as determined by the Lender.

“Environmental Indemnity Agreement” means that certain Hazardous Substances Indemnity Agreement dated October 26, 1998 executed by Borrower and CDC as predecessor-in-interest to COLP, for the benefit of Original Lender, and that certain Hazardous Substances Indemnity Agreement dated July 1, 1999 (as amended), executed by Plato REIT, LLC (now known as CF Capital, LLC) in favor of Existing Lender, each as affirmed prior to and of even date herewith.

“Environmental Laws” has the meaning given to such term in Section 6.1 of this Agreement.

“Environmental Reports” has the meaning given to such terms in Section 6.1 of this Agreement.

“Event of Default” has the meaning given to such term in Section 10.1 of this Agreement.

“Existing Lender’s Office” means c/o Prudential Asset Resources, Inc., 2200 Ross Avenue, Suite 4900E Dallas, Texas 75201.

“Fitch” means Fitch Ratings, Inc.

“FMV” means the appraised value of a Property, from time to time, as determined by a current third-party MAI appraisal reasonably satisfactory to Lender. Such MAI appraisal must be dated no more than six (6) months prior to the applicable FMV determination date and must be prepared by Cushman & Wakefield or other nationally recognized appraisal company.

“Governmental Authority” means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity lawfully exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

“Governmental Rule” means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

“GP” means Catellus Development Corporation, a Delaware corporation with organizational number 3632445 and general partner of Guarantor.

“Gross Income” means all income actually received pursuant to any Lease, except security deposits, rents paid more than thirty (30) days in advance and not ratably allocable to the period under measurement, interest income and refunds.

“Ground Leased Properties” means Properties owned in fee simple by Borrower and leased by Borrower to a tenant pursuant to a ground lease as more particularly identified on Exhibit A attached hereto.

“Guarantor” means collectively, Catellus Operating Limited Partnership, a Delaware limited partnership, as successor-by-merger to CDC and CF Capital, LLC, formerly Plato.

“Hazardous Substances” has the meaning given to such term in Section 6.1 of this Agreement.

“Impound Account” has the meaning given to such term in Section 9.2 of this Agreement.

“Improvements” means all the improvements as described in the Mortgages.

“Indemnity and Guaranty Agreement” means that certain Indemnity and Guaranty Agreement dated October 26, 1998 executed by CDC, predecessor-in-interest to COLP, in favor of Lender, and that certain Indemnity and Guaranty Agreement dated July 1, 1999 executed by Plato REIT, LLC, (now known as CF Capital, LLC) in favor of Existing Lender, each as affirmed prior to and of even date herewith.

“Independent Director” has the meaning given to such term in Section 7.3(gg) of this Agreement.

“Interest Rate” has the respective meaning given to such term in each of the A Note, as amended, and the B Note.

“Leases” has the meaning given to such term in Section 3.1(xviii) of this Agreement.

“Leasing Letter of Credit” have the meaning given to such term in Section 2.14 of this Agreement.

“Loan or Loans” means the aggregate of the A Loan and the B Loan in the principal sum that Lender agreed to lend and Borrower agreed to borrow pursuant to the terms and conditions of the Existing Loan Agreement and this Agreement and the Loan Documents, which aggregate amount is FOUR HUNDRED FORTY-EIGHT MILLION AND 00/100THS DOLLARS ($448,000,000.00), and as evidenced by the Notes.

“Loan Agreement” means the Existing Loan Agreement as amended and restated by this Agreement and as hereafter amended, supplemented, replaced, modified or amended and restated from time to time.

“Loan Commitment” means the Loan Commitment dated August 28, 1998, executed by Original Lender and accepted by Borrower and Guarantor on August 28, 1998.

“Loan Documents” means those documents, as hereafter amended, supplemented, replaced, modified or amended and restated, properly executed and in recordable form, if necessary, listed in Exhibit C as Loan Documents (and solely for purposes of Borrower’s and Guarantor’s representations and warranties contained herein and, as applicable, in the Other Related Documents), and any other documents evidencing or securing the Loans (excluding the Other Related Documents except as provided above).

“Lock-out Period” has the meaning given to such term in Section 1.02(a) of the A Note.

“Management Agreements” has the meaning given to such term in Section 3.1(xix) of this Agreement.

“Manager” has the meaning given to such term in Section 3.1(xix) of this Agreement.

“Major Tenants” has the meaning given to such term in Section 3.1(xviii) of this Agreement.

“Maturity Date” means November 11, 2008.

“Minimum Coverage Ratio” has the meaning given to such term in Section 9.1 of this Agreement.

“Monthly Payment Amount” has the meaning given to such term in each of the A Note and B Note, as applicable.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means those Mortgages, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated October 26, 1998 as amended prior to the date hereof and of even date herewith, executed by Borrower, as mortgagor, originally in favor of the Existing Lender and as of the date hereof for the benefit of Lenders, as mortgagee, and those Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated October 26, 1998 as amended prior to the date hereof and of even date herewith, executed by Borrower, as trustor, originally in favor of the Existing Lenders and as of the date hereof for the benefit of

Lenders, as beneficiary, encumbering the Properties, as hereafter amended, supplemented, replaced, modified or amended and restated.

“Net Cash Flow” has the meaning given to such term in the Cash Management Agreement.

“New Lender’s Office” means c/o Prudential Asset Resources, Inc., 2200 Ross Avenue, Suite 4900E Dallas, Texas 75201.

“NOI” means, except as otherwise provided in the last paragraph of Section 2.12 below, the annual Gross Income realized from ongoing and continuing operations for a given Property or Properties, as applicable, for the twelve (12) month period prior to the Closing Date or such other applicable twelve (12) month period, as reasonably determined by Lender, less all necessary and ordinary operating expenses (both fixed and variable) for such twelve (12) month period, including, without limitation, utilities, administrative, cleaning, landscaping, security, repairs and maintenance, ground rent payments, management fees (computed at the higher of the actual management fees or at 3½% of Gross Income), replacement reserves, real estate and other taxes, assessments and insurance, but excluding any deduction for federal, state and other income taxes, debt service expenses (except for assessment bonds), depreciation or amortization of capital expenditures, and other similar non-cash items. For purposes of determining NOI, ordinary operating expenses which have been prepaid will nonetheless be treated as a cost to be incurred. Documentation and calculation of NOI shall be certified by an officer of Borrower and shall be reasonably satisfactory to Lender.

“Note” or “Notes” means, collectively, that certain Note A and Note B in the aggregate principal amount of the Loans, as each may be hereafter amended, supplemented, replaced, modified or amended and restated.

“Other Related Documents” means those documents, as hereafter amended, supplemented, replaced, modified or amended and restated, properly executed and in recordable form, if necessary, listed in Exhibit C as Other Related Documents.

“Payment Date” has the respective meaning given to such term in Section 1.01(b) of the Notes.

“Permitted Exceptions” has the meaning given to such term in Section 3.1(ix) of this Agreement.

“Permitted Investments” has the meaning given to such term in the Cash Management Agreement.

“Person” shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether territorial, national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Plato” means Plato REIT, LLC, now known as CF Capital, LLC.

“Properties” means the Properties described in Exhibit A together with the Improvements thereon and such other real properties as may from time to time be added in the Property Pool.

“Property” means any one of the Properties in the Property Pool from time to time.

“Property Condition Report” has the meaning given to such term in Section 3.1(vii) of this Agreement.

“Property Pool” shall mean all of the Properties from time to time serving as security for the Loan.

“Rating Agencies” means the nationally recognized statistical rating organizations from time to time rating the securities issued in connection with the Securitization of the Loan or any portion thereof, which is expected to be Fitch. Requirements of the Rating Agencies under this Agreement shall be deemed to mean the requirements of Fitch or such other Rating Agency, as applicable.

“Rating Confirmation,” with respect to the matter in question, shall mean that as a condition thereto the Rating Agencies shall have confirmed in writing that (i) such investment, replacement or action shall not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding securities (if the Securitization has occurred), or (ii) such investment, replacement or action would not result, in and of itself, in a reduction, withdrawal or qualification of any rating for proposed securities then under consideration by the Rating Agencies (if the Securitization has not yet occurred); provided that if the Securitization has not taken place (or as certified by applicable Lender, will not take place) or the A Loan has been defeased or otherwise paid in full, the form of a transaction rated by the Rating Agencies, then “Rating Confirmation” shall instead mean that the matter in question shall be subject to the prior approval of the Lenders, which approval shall not be unreasonably withheld or delayed unless otherwise provided.

“Replaced Properties” has the meaning given to such term in Section 2.12 of this Agreement.

“Replacement Reserve” has the meaning given to such term in Section 9.4(a) of this Agreement.

“Reserves” has the meaning given to such term in Section 9.8 of this Agreement.

“Secured Obligations” has the meaning given to such term in the Mortgages.

“Securitization” has the meaning given to such term in Section 11.7 of this Agreement.

“Substitute Property” has the meaning given to such term in Section 2.12 of this Agreement.

“Substitution” has the meaning given to such term in Section 2.12 of this Agreement.

“Substitution Closing Date” means the date of a closing of a Substitution pursuant to Section 2.12.

“Supplemental Loan Commitment” means the Supplemental Application dated December 3, 2003 executed by New Lender and accepted by Borrower on December 3, 2003 as confirmed by the Supplemental Loan Commitment dated February     , 2004, executed by New Lender and accepted by Borrower and COLP, as Guarantor on February     , 2004.

“TI/LC Reserve” has the meaning given to such term in Section 9.4(b) of this Agreement.

“Title Policies” has the meaning given to such term in Section 3.2(ix) of this Agreement.

“Underwritten Net Cash Flow” means aggregate NOI from the Property or the Properties less deductions for normalized capital expenditures and capital expenditures reserves (but without duplication of replacement reserves as described in the NOI definition), tenant improvement costs and leasing commissions, and any reserves established with respect thereto. Underwritten Net Cash Flow shall be determined by Lender pursuant to its customary practices and consistently applied for “CMBS” loans similar to the Loan.

“Yield Maintenance Charge” has the meaning given to such term in Section 1.02(c) of the Note.

1.2. Exhibits and Schedules Incorporated. All exhibits and schedules attached hereto, are hereby incorporated into this Agreement.

ARTICLE II

LOAN

2.1. Loan. By and subject to the terms of this Agreement, Original Lender as predecessor-in-interest to Existing Lender agreed to lend and Borrower agreed to borrow the principal sum of THREE HUNDRED SEVENTY-THREE MILLION AND 00/100THS DOLLARS ($373,000,000.00), as said sum is evidenced by the A Note and, by and subject to the terms of this Agreement, New Lender agrees to lend and Borrower agrees to borrower the principal sum of SEVENTY-FIVE MILLION AND 00/100THS DOLLARS ($75,000,000.00), said sum to be evidenced by the B Note. The Notes shall be secured by, among other things, the Mortgages and the Cash Management Agreement.

2.2. Interest Rate; Payment of Interest. Borrower shall pay interest on the principal balance of the Loan outstanding from time to time under the Notes at the respective rate and in accordance with the respective terms set forth in the Notes.

2.3. Loan Documents. Borrower shall deliver to Lender concurrently with this Agreement each of the amended and/or restated and/or affirmed Loan Documents required by this Agreement, properly executed and in recordable form, as applicable.

2.4. B Loan Closing Date. The date of this Agreement and of the other revised Loan Documents is for reference purposes only. Borrower’s and Lender’s obligations under the Loan Documents in connection with the B Note shall be effective on the B Loan Closing Date.

2.5. Maturity Date. The Maturity Date of the Loan shall be November 11, 2008. On the Maturity Date, all outstanding principal, together with all accrued and unpaid interest and all other sums due and owing under the Note and under this Agreement and the other Loan Documents shall be repaid in full. All payments due under this Agreement at the Maturity Date shall be paid in immediately available funds.

2.6. Intentionally Deleted.

2.7. Full Repayment and Reconveyance. Upon receipt of all sums owing and outstanding under a Loan, Lender shall cause the Properties and the related Collateral to be released from the lien of the Mortgages and the other Loan Documents in connection therewith; provided, however, that Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents.

2.8. Limitation on Borrower’s Liability. Borrower shall have no personal liability for the repayment of the Loan or performance under the Loan Documents except as expressly provided in the Notes and the other Loan Documents, which provisions are incorporated herein by reference.

2.9. Prepayment. Borrower may not prepay the Loan in whole or in part except as otherwise expressly provided in the Notes.

2.10. Defeasance. Borrower may cause all or a portion of the Properties to be released from the lien of the Mortgages in accordance with the provisions of the A Note.

2.11. Assignment and Assumption of Interest in Borrower; Transfer of Properties. The obligations of Borrower under this Agreement and the other Loan Documents may not be assigned by Borrower or assumed by any third party. The receipt of loan payments, the cashing of such payment checks, or such similar acts by Lender shall not constitute a waiver of this prohibition. None of the Properties, nor any direct or indirect interest therein, nor in Borrower, may be transferred, without the written consent of Lender.

Notwithstanding the foregoing, transfers (i) of shareholder interests in GP and (ii) limited partner interests in Guarantor shall be permitted unless such transfer causes a “Change of Control” in which case, prior to Securitization, Lender’s prior written consent shall be required (which may include consideration of the impact such transfer will have on the Rating Agencies review, analysis and concerns in connection with a Securitization) and, after the Securitization, Lender shall require a Rating Confirmation and it shall be a further pre-condition to the transfer that causes a Change in Control that Prudential (so long as Prudential holds a majority of the face value of the securities issued in connection with the Securitization) provides its prior written consent. Borrower acknowledges and agrees that Prudential’s decision to approve or disapprove of any transfer shall be in Prudential’s sole and absolute discretion. For purposes of this Section 2.11, a “Change of Control” shall be deemed to occur in the event that any one or more of the following events shall occur: (a) more than 45% of the legal or beneficial voting shareholder interests in GP are acquired in one transfer or over time, in related transfers to or at the direction of one or more affiliated Persons or their designees, (b) during any consecutive eighteen (18) month period, individuals who at the beginning of such period constituted the board of directors of GP (together with any new directors whose election to such board of directors or whose nomination for election was made or approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of GP then in office, or (c) the stockholders of GP approve a merger or consolidation (unless GP is the surviving entity) or liquidation, dissolution or the sale of substantially all of GP’s assets.

The failure to obtain Lenders prior written consent to any transfer where Lenders’ prior written consent is required hereunder shall give Lenders the right, at Lenders’ sole option, to declare an Event of Default, to accelerate the Loans and to declare the Loans immediately due and payable.

2.12. Substitution of Properties. From and after the date twelve (12) months after the A Loan Closing Date, Borrower from time to time (not to exceed six (6) occasions) may offer to Lenders as collateral for the Loans (a “Substitution”) one or more substitute properties (each, a “Substitute Property” and, collectively, “Substitute Properties”; each Substitute Property to be considered a Property for all purposes of this Agreement) as replacements for Properties (“Replaced Properties”), subject to there then being no Default or Event of Default (excepting non-monetary defaults relating solely to the Replaced Property, including, but not limited to, a breach of one or more representations or warranties, but not excepting any default relating to financial statements or their delivery or representations or warranties in respect thereof) and subject further to the satisfaction of all the conditions set forth below with respect to each Substitution and to Borrower making the representations and warranties in Section 5.1 hereof as to each Substitute Property and to Borrower satisfying the closing conditions of Section 3.1 hereof as to each Substitute Property. Any proposed Substitution shall be submitted by Borrower to Lenders in writing, together with copies of all reports and other due diligence materials necessary to enable Lender to ascertain compliance with the conditions below, at least ninety (90) days prior to the proposed date of Substitution. No Substitute Property may qualify as a Replaced Property and, after giving effect to the Substitution, no Property may share its tax parcel with any property not secured by the applicable Mortgage. No Property may be substituted if it includes property which is needed to comply with a tenant’s expansion right from an adjoining Property onto such Property unless all of the Properties related to the tenant’s expansion right are contemporaneously substituted.

(a) For each Substitution, the Substitute Property or Substitute Properties must have an aggregate NOI of not less than the greater of (i) the aggregate NOI of the Replaced Property or Properties as of the B Loan Closing Date as set forth on Schedule 1 attached hereto, and (ii) the aggregate NOI of the Replaced Property or Replaced Properties for the immediately preceding 12 month period;

(b) For each Substitution, the Substitute Property or Substitute Properties must have an aggregate FMV of not less than the greater of (i) the FMV of the Replaced

Property or Replaced Properties as of the B Loan Closing Date as set forth on Schedule 1 attached hereto, and (ii) the FMV of the Replaced Property or Replaced Properties immediately prior to the Substitution;

(c) As evidenced by estoppel certificates reasonably acceptable to Lenders and the Rating Agencies, all tenants in each Substitute Property that lease more than 20,000 s.f. (or whose rent constitute greater than thirty percent (30%) of the Gross Income for the Substitute Property) must be occupying their space, open for business and paying rent (after any free rent, credit or rent abatement periods) and not in arrears more than 30 days, and all free rent or rental grace periods shall have expired, and the tenants shall not be in bankruptcy (provided, however, the impact of any tenant not qualifying under this subparagraph (c) would be the disqualification of the income associated with that tenant for purposes of calculating NOI, or establishing FMV for the affected Substitute Property, not the elimination of the property as a potential Substitute Property);

(d) With respect to each Substitute Property, leases affecting at least 90% of the net rentable area must have average remaining terms of five (5) years or more, as of the date of Substitution;

(e) Borrower must hold fee title to the Substitute Properties and the Substitute Properties must be free of all encumbrances, easements and other title exceptions (except those expressly permitted by Lender in its reasonable discretion);

(f) Borrower must continue to be a bankruptcy-remote single purpose entity and, immediately prior to each such Substitution, Borrower shall deliver bankruptcy (including, but not necessarily limited to, non-consolidation) and other legal opinions as reasonably required by Lenders;

(g) Borrower must deliver an environmental report for each Substitute Property in form, findings and substance acceptable to Lenders in their reasonable discretion and the Rating Agencies;

(h) Borrower must (i) deliver to Lenders and the Rating Agencies an engineering report (including, but not limited to, analysis of seismic risk for any Substitute Property situated in a seismic zone, and which analysis must show that the Substitute Property does not have a probable maximum loss percentage that exceeds the probable maximum loss percentage of the Replaced Property and in no event shall such Substitute Property have a probable maximum loss of more than 15%) in form, findings and substance acceptable to Lenders and the Rating Agencies in their reasonable discretion, and (ii) deposit 125% of estimated deferred maintenance cost (if any) into a reserve account with Existing Lender for the benefit of Lenders where the estimated cost of such deferred maintenance exceeds $100,000 per Substitute Property;

(i) Each Substitute Property must comply with all title, land use, legal, environmental and insurance requirements provided in the Loan Documents, and Lender must receive title insurance, surveys, casualty insurance, and other due diligence items, all acceptable to Lender in its reasonable discretion; and with respect to the remaining Properties encumbered by the applicable Mortgage, Borrower shall provide Lenders with title insurance endorsements reasonably acceptable to Lenders to the effect that such release will not impair the priority of such Mortgage on the remaining Properties encumbered by the Mortgage;

(j) After giving effect to the Substitution, not more than sixty (60%) percent of the rentable square footage of the Property Pool would be located in Los Angeles, Riverside, San Bernardino and Orange Counties in California;

(k) The Rating Agencies must have confirmed in writing that such Substitution would not result in a downgrade, qualification, or withdrawal of the ratings of the securities issued pursuant to any Securitization. Except as provided in Subsection 2.12 (m) and Section 2.15 below, however, Rating Agency confirmation shall not be so required if all of the following conditions are satisfied:

(i) The Replaced Property’s Allocated Loan Amount A is not among that of the top ten (10) Properties ranked by Allocated Loan Amount A as set forth on Schedule 1 attached hereto;

(ii) The Allocated Loan Amount A of the Replaced Property is less than five percent (5%) of the then-current principal amount of the A Loan immediately preceding the proposed Substitution; and

(iii) After giving effect to the proposed Substitution, the aggregate Allocated Loan Amount A for all Substitute Properties substituted since the A Loan Closing Date is less than 15% of the original principal amount of the A Loan.

If the Substitution is to occur prior to the Securitization, the Substitution is subject to Lender’s prior written consent. Borrower acknowledges and agrees that Lenders’ decision to approve or disapprove of any Substitution shall be in Lenders’ reasonable discretion, which may include consideration of the impact such Substitution will have on the Rating Agencies review, analysis and concerns in connection with a Securitization.

(l) The Substitute Property must be income producing and developed property and similar in quality, nature and property type to the Replaced Property (“Like for Like”) (except for the Property at 224 South Michigan Avenue, Chicago, Illinois and the Properties known as Home Depot, Pak N’ Save and Kmart, all located in Emeryville, California (identified as Properties numbered 66, 67, 68 and 69, respectively, on Exhibit A attached hereto) for which Substitute Properties may be either industrial, office (except office Properties may not be substituted for retail Properties), research & development or grocery anchored retail properties);

(m) Notwithstanding the “Like for Like” provisions of Subsection 2.12 (l), above, up to 30% of the aggregate Allocated Loan Amount A of the Ground Leased Properties and the “credit tenant properties” (i.e., those Properties substantially leased to a tenant whose credit is rated BBB- or better by one of the Rating Agencies) may be replaced by other Substitute Properties, provided in all such Substitutions (i.e., notwithstanding any provision in the Loan Documents to the contrary), Rating Confirmation is obtained.

(n) Borrower shall deliver certain other closing documents as may be described in the applicable private placement memorandum or other disclosure documents and shall execute required Loan Documents (including, but not limited to, such mortgages, deeds of trust, and UCC-1 financing statements as may be necessary to encumber the Substitute Properties in a manner consistent with the other Properties in the Property Pool) and revisions thereto and to deliver other documents, opinions and certificates reasonably required by Lenders;

(o) At the time of each Substitution request, Borrower shall pay to Existing Lender a non-refundable Substitution servicing fee of $15,000 per building per Substitute Property;

(p) Upon giving effect to the Substitution, the aggregate Allocated Loan Amount A of the Replaced Properties at the time of a Substitution shall not exceed 30% of the original principal amount of the A Loan (the parties hereto acknowledge that as of the date hereof the aggregate Allocated Loan Amount A of the Replaced Properties is 12.7% of the original principal amount of the A Loan); and

(q) After giving effect to the Substitution, and unless Rating Confirmation is otherwise obtained, there shall remain in the Property Pool a minimum total of at least ninety-five (95) Properties less the number of Properties which were released pursuant to a Partial Defeasance in accordance with Section 1.03 of the A Note.

(r) If required by a Lender, Borrower shall deliver to Lenders and the Rating Agencies an opinion of counsel for Borrower or Lenders, at Borrower’s expense, in form and substance and delivered by counsel reasonably satisfactory to Lenders and the Rating Agencies, that the Substitution will not cause the Trust (as defined in the Note) to (i) fail to qualify as a “real estate mortgage investment conduit” (a “REMIC”), within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”), or (ii) be subject to any “prohibited transaction” tax as defined in Section 860F of the Code.

Borrower shall pay all fees, costs and expenses, including, but not limited to, legal fees, incurred by Lender and the Rating Agencies, in connection with the matters set forth in this Section 2.12.

For purposes of this Section 2.12, the definition of NOI as set forth in Section 1.1 above, shall be used, except that (x) the applicable twelve (12) month period referred to in said definition shall be the twelve (12) month period prior to the Substitution and (y) stabilized occupancy, as reasonably determined by Lender, shall be assumed for the purposes of calculating operating expenses.

With respect to any Substitution, no more than two (2) Replaced Properties may be substituted for any one (1) Substitute Property unless Rating Confirmation is obtained. In the event that the Substitution involves one (1) Replaced Property for one (1) Substitute Property, the Substitute Property shall be assigned the Allocated Loan Amount A of the Replaced Property, the Allocated Loan Amount B of the Replaced Property, and the Combined Allocated Loan Amount of the Replaced Property. In the event that the Substitution involves more

Replaced Properties than Substitute Properties, or more Substitute Properties than Replaced Properties, then the Allocated Loan Amount A, Allocated Loan Amount B, and Combined Allocated Loan Amount shall be reallocated proportionately among the Substitute Properties based on the FMV of the Substitute Properties at the time of Substitution and as adjusted by Lender in its reasonable discretion based on DSCR of the Substitute Properties.

Notwithstanding anything in this Section 2.12 or Section 2.15 to the contrary, in determining whether the conditions for a Substitution or a Release, as applicable, have been satisfied under this Section 2.12 (or under Section 3.1 to the extent incorporated herein) or under Section 2.15, if at the time the Substitution or Release occurs the Loan is held by a REMIC or by an entity that qualifies for treatment as a “grantor trust” under the Code, all conditions contained herein (or under Section 3.1 to the extent incorporated herein) or under Section 2.15, which provide for the exercise of discretion by the Lenders (i.e., by requiring that documents or other items be “reasonably acceptable to the Lenders” or “acceptable to the Lenders in their reasonable discretion” or “acceptable to Lenders in their sole discretion”, or through use of words with similar import) shall be construed as permitting the Lenders to reject a document or other item only if such document or other item fails to satisfy generally-applicable underwriting standards for securitized commercial mortgage loans, determined at the time such Substitution or Release occurs.

2.13. Intentionally Deleted.

2.14 Letter of Credit – Leasing. With respect to each of the Stockton, California property located at 1111 Runway Drive (identified as Property #53 on Exhibit A attached hereto and herein the “Stockton Property”), and the Ontario, California property located at 5351 Jurupa Avenue (identified as Property #50 on Exhibit A attached hereto and herein the “Ontario Property”) Borrower shall provide to New Lender (i) on the B Loan Closing Date, an irrevocable, unconditional letter of credit in the amount of $4,300,000 for the Stockton Property (the “Stockton Letter of Credit”) and (ii), an irrevocable, unconditional Letter of Credit in the amount of $3,000,000 at such time as TOTO USA, Inc. (“TOTO”) exercises its early termination option under Section 17 of its lease dated January 27, 2004 at the Ontario Property (the “Ontario Letter of Credit” and together with the Stockton Letter of Credit, the “Leasing Letters of Credit”), which Leasing Letters of Credit must be from an issuer, must have an account party and expiry date, and in all other respects must be in form and substance, acceptable to New Lender. Each Leasing Letter of Credit must have a term of no less than twelve (12) months, and must provide that prior to its expiration it shall be automatically extended for one or more terms of another twelve (12) months each if the Leasing Return Conditions have not yet been satisfied at such time. If there is no Event of Default, and provided the following conditions (including there being no Event of Default, the “Leasing Return Conditions”) are satisfied or, if Borrower, at Lender’s option is required to extend the term of a Letter of Credit, as applicable, (the “Leasing Return Date”), then, provided that all Leasing Return Conditions have been satisfied prior to such extended date, the applicable Leasing Letter of Credit shall be returned upon (a) the leasing to unaffiliated third parties whose credit is acceptable to Lender of no less than ninety-five percent (95%) of the space at the respective Property, with a lease term of no less than five (5) years (taking into account termination options, if any), and at rents no less than the then prevailing market rental rate for the area in which the Property is situated, (b) acceptance and occupancy of the respective Property by the tenants thereof, (c) commencement of rent payments by the tenants (after the expiration of any free rent, credit or grace period), (d) receipt of an estoppel certificate from the tenants thereof in form and substance reasonably acceptable to Existing Lender for the benefit of the holder of the A Note and the holder of the B Note, (e) after giving effect to the lease, the overall leasing and occupancy of the Property securing such Loans (excluding for purposes of the calculation, the Ground Leased Properties) is not less than ninety percent (90%) of the space at such Property, and (f) payment to Lender and the Rating Agencies of all fees, costs and expenses (including, but not limited to, legal fees and expenses) incurred by Lenders and the Rating Agencies in respect of the matters set forth in this Section. Failure of Borrower to notify Lender of TOTO’s exercise of its option to terminate, or to post the Ontario Letter of Credit will constitute an Event of Default under the Loan Documents and will trigger a recourse obligation to Borrower up to an amount not to exceed $3,000,000.00 as a result of Borrower’s failure to deliver the Ontario Letter of Credit as provided herein. Notwithstanding anything herein to the contrary, on or prior to the applicable Leasing Return Date, Borrower shall have the option to make a Substitution with respect to the applicable Property subject to and in accordance with Section 2.12 above and such Substitution shall reduce the number of remaining Substitutions available to Borrower accordingly; provided that the respective Leasing Letter of Credit shall not be included in any valuation of such Property for purposes of a Substitution. Upon consummation of such Substitution, the applicable Leasing Letter of Credit shall be returned to Borrower.

2.15. Expansion Rights.

(a) If any tenant under a Lease exercises its option as presently set forth in its lease to lease additional land and/or improvements (the “Expansion Land” and the portion of each of such Properties excluding the Expansion Land is hereinafter the “Remaining Property”) presently constituting a portion of any of those Properties designated on Exhibit A hereto as IL1970335 (GATX/IL) (collectively, the “Expansion Properties”) and to have Borrower construct thereon additional improvements (such improvements being hereinafter referred to as the “Expansion Improvements”, and the Expansion Land and the Expansion Improvements being hereinafter referred to as the “Expansion Premises”), Borrower shall have the right, exercised by written notice to Lenders, to have the Expansion Premises considered Substitute Properties and to have Properties designated by Borrower released from the Property Pool as if such Properties were Replaced Properties (subject to the limitations, exceptions and conditions set forth below in this Section 2.15(a) and Section 2.12 above) provided (i) no Event of Default exists as of the date of the Substitution, (ii) the Expansion Improvements have been completed as evidenced by a certificate of occupancy reasonably acceptable to Lenders, (iii) the Expansion Improvements have been accepted and occupied by the tenant thereof, (iv) commencement of rent payments by the tenant (after the expiration of any free rent, credit or grace period) has occurred, (v) Lenders have received an estoppel certificate from the tenant thereof in form and substance reasonably acceptable to Lenders, (vi) title to the Expansion Improvements shall be vested in Borrower, (vii) Borrower delivers to Lenders title insurance endorsements or other evidence reasonably acceptable to Lenders that all mechanics and materialmen have been paid in connection with the construction and that no mechanics’ liens exist with respect to the Expansion Premises and (viii) Lenders shall have received a Rating Confirmation in respect of the Substitution involving the Expansion Premises. Borrower shall have the right to exercise the option granted in this Section with respect to the Expansion Premises of one or more tenants in a single Substitution; provided, however, that all Substitutions under this Section shall reduce the number of remaining

Substitutions available to Borrower accordingly. The terms and conditions for Substitution set forth in Section 2.12 hereof shall apply with respect to Substitutions applicable to Expansion Premises. Determination of NOI and FMV, and the allocation thereof as between the Expansion Premises and the balance of the Property of which the Expansion Premises are a part, shall be made by Lenders exercising reasonable discretion.

(b) If any tenant with the option to lease Expansion Land waives its option, or the option is otherwise terminated or expires, which waiver, termination or expiration is evidenced by a tenant estoppel reasonably acceptable to Lenders, Borrower shall have the right, exercised by written notice to Lenders, to have the Expansion Land considered a potential Replaced Property and to have such Expansion Land designated by Borrower released from the Property Pool as if such Expansion Land was a Replaced Property (subject to the limitations, exceptions and conditions set forth below in this Section 2.15(b), 2.15(c) below and Section 2.12 above) provided (i) no Event of Default exists as of the date of the Substitution, (ii) Lenders shall have received a Rating Confirmation in respect of the Substitution involving the Expansion Land, and (iii) Section 2.12(l) shall not be applicable; however, the Substitute Properties must be income producing industrial, office/research and development or grocery anchored retail properties. Borrower shall have the right to exercise the option granted in this Section with respect to the Expansion Land of one or more tenants in a single Substitution; provided, however, that all Substitutions under this Section shall reduce the number of remaining Substitutions available to Borrower accordingly. The terms and conditions for Substitution set forth in Section 2.12 hereof shall apply with respect to Substitutions applicable to Expansion Land. Determination of NOI, FMV and the Allocated Loan Amount A, Allocated Loan Amount B, and Combined Allocated Loan Amount, and the allocation thereof as between the Expansion Land and the balance of the Property of which the Expansion Land is a part, shall be made by Lenders exercising reasonable discretion.

(c) The Remaining Property and/or Borrower shall be in compliance with the following as an additional condition precedent to Substitutions applicable to Expansion Land:

(i) The Remaining Property shall comply with all applicable zoning, land use and similar laws, rules, regulations and ordinances of all Governmental Authorities having or claiming jurisdiction thereover, and all other applicable laws, with each such determination assuming the separate ownership and operation of the Remaining Property;

(ii) Borrower must provide evidence reasonably acceptable to Lenders that (1) all zoning and subdivision approvals of Governmental Authorities having jurisdiction as necessary to create legally identifiable tracts of real property, and separate tax and zoning lots for all real property taxes, have been granted in respect of the Remaining Property; and (2) from and after the Substitution of the Replaced Property, no acts relating to development, further subdivision, construction or use on the Replaced Property can affect in any respect the compliance of the Remaining Property with all Governmental Rules;

(iii) Borrower must provide evidence reasonably satisfactory to Lenders that, following any such Substitution, the Remaining Property shall have available to it all necessary utility and other services for the development, use, occupancy and operation of the

Remaining Property, and adequate, free, unimpeded and unencumbered access for pedestrian and vehicular ingress and egress onto all adjacent public roads;

(iv) Borrower must provide Lenders with an updated survey of the Remaining Property, reasonably satisfactory to Lenders, prepared by a registered land surveyor for the state in which the Remaining Property is located, and certified to the Lenders, its successors and assigns, and the title insurer in form reasonably acceptable to Lenders, containing metes and bounds legal descriptions of the Remaining Property;

(v) Borrower provides Lenders with an opinion of counsel reasonably satisfactory to Lenders, which opinion shall be in form and substance reasonably satisfactory to Lenders, or other evidence reasonably satisfactory to Lenders, that the lien of the applicable Mortgage is and continues to constitute a valid lien on the Remaining Property; and

(vi) Borrower shall procure from the title insurer insuring the lien of the Mortgages an endorsement to Lenders’ title insurance policies reasonably acceptable to Lenders which shall provide, inter alia, that the lien and priority of the applicable Mortgage on the Remaining Property shall be unaffected as a result of the release of the Replaced Property.

ARTICLE III

CONDITIONS OF LENDER’S OBLIGATION TO FUND THE LOANS

3.1. Conditions Precedent. Lender’s obligation to fund the A Loan hereunder or, as applicable, a Substitution pursuant to the terms hereof, is subject to the fulfillment to Lender’s satisfaction of each of the following conditions precedent:

(i) Representations and Warranties True at Closing. The representations and warranties contained in Article V of this Agreement or otherwise made by or on behalf of Borrower in any of the Loan Documents or in any certificate, written statement or other writing given in connection with the Loan (including, but not limited to, all financial and operating statements), taken as a whole, shall be true and correct on and as of the A Loan Closing Date or a Substitution Closing Date, as applicable, with the same effect as if made at such time.

(ii) No Default or Event of Default. There shall exist no Default or Event of Default, as defined in this Agreement.

(iii) Performance. Borrower shall have performed and complied with all agreements and conditions contained herein required to be performed and complied with by Borrower prior to or on the A Loan Closing Date or a Substitution Closing Date, as applicable.

(iv) Loan Documents. Lender shall have received all Loan Documents, Other Related Documents, instruments, policies, and forms of evidence or other materials required or requested by Lender under the terms of this Agreement or any of the Loan Documents.

(v) Zoning Compliance; Certificates of Compliance. Borrower shall have delivered to Lender, and Lender shall have received and approved the following items: (i) zoning compliance letters from the proper zoning authority or other evidence reasonably acceptable to Lender as to each Property’s compliance with zoning or use restriction laws; and (ii) copies of a certificate of occupancy acceptable to Lender and such other evidence of completion reasonably acceptable to Lender in accordance with the applicable building laws pertaining to each Property.

(vi) Hazardous Materials. With respect to each of the Properties, Lender shall have received a Phase I environmental assessment report and such other additional reports (including, without limitation, a Phase II environmental assessment report) requested by Lender based on the findings of the Phase I environmental assessment report from a licensed engineer acceptable to Lender, all in form and substance satisfactory to Lender in its sole discretion.

(vii) Property Inspection and Report. Lender shall have received and approved from a professional building inspector acceptable to Lender, reports (the “Property Condition Report”) stating that each of the Properties is structurally sound and is in good order and repair, and setting forth recommendations of remedial repairs, capital improvements and replacements which should be undertaken.

(viii) Earthquake Report. Lender shall have received and approved from licensed engineers acceptable to Lender, reports with respect to the Properties designated by Lender stating the maximum probable loss to such Property resulting from seismic events. The reports should include, but shall not be limited to, a soil analysis, structural analysis, and soil-structure interaction analysis, proximity to known faults and seismic history.

(ix) Title Insurance. Borrower shall have delivered to Lender surveys acceptable to Lender and lender’s A.L.T.A. extended coverage policies of title insurance with Form 1 coverage, together with such endorsements and reinsurance as required by Lender (such policies, endorsements and reinsurance being hereinafter referred to as the “Title Policies”), in the amount of the Loan and issued by First American Title Insurance Company (the “Title Company”), fully paid and in form and substance reasonably satisfactory to Lender, insuring that Borrower is the owner of the Properties in fee simple, and that the Mortgages are valid first liens on the Properties in favor of Lender, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than (i) current real property taxes not delinquent, and (ii) such exceptions to title which appear in the final Title Policies accepted by Lender in connection with the closing of the Loan (excepting therefrom all pre-printed and/or standard exceptions) or as are otherwise approved in writing by Lender (collectively, the “Permitted Exceptions”). The Title Policies shall effect full coverage against losses arising out of encroachments on boundary, setback lines or easements, against losses from existing mechanics’ or materialmen’s liens and subsequent mechanics’ and materialmen’s liens which may gain priority over the Mortgages and against such other losses with respect to which Lender may request coverage, and shall be issued without any creditors’ rights exception, general survey exception, or general exception as to rights of parties in possession. The title insurance policy shall include, in addition to all coverages required by Lender after review of title matters, the following endorsements (if available in the jurisdiction of the Property) or coverages: ALTA Form 9 comprehensive endorsements; ALTA Form 3.1 zoning completed structure (with parking) endorsement; omission of creditors’ rights exclusion; damage to improvements situated on easements (similar to CLTA 103.1 and 103.3); access endorsement (similar to CLTA Form 103.7); contiguity endorsement (similar to CLTA Form 116.4), Aggregation Endorsement (ALTA Form 12), First Loss Endorsement, and where appropriate; separate tax lot endorsement; survey reading, and land same as survey endorsement (similar to CLTA Form 116.1); Subdivision Map Act (CLTA 116.7); usury endorsement; variable rate loan endorsement; mechanic’s lien coverage; gap coverage; tie-in coverage, a waiver of arbitration; and such other endorsements as Lender may require.

(x) Survey. Borrower shall have furnished to Lender four (4) copies of a survey with respect to each of the Properties (i) prepared and dated not more than two (2) months prior to the A Loan Closing Date or a Substitution Closing Date, as applicable, by a registered surveyor reasonably satisfactory to Lender, (ii) certified as correct and otherwise meeting the detailed survey requirements set forth in Attachment 2 of the Loan Commitment, and (iii) sufficient to allow the Title Company to issue the Title Policy without a general survey exception.

(xi) UCC-3 Certificate; Litigation and Bankruptcy Searches. Lender shall have received a Certificate(s) of the Secretary of State of each state in which the Properties are located responding to a UCC-3 Request(s) for Information and certifying that there is not on file with the Secretary of State’s Office any effective financing statements, statements of assignments, federal or state tax liens, attachment liens or other security interests perfectible by the filing of a UCC-1 financing statement with respect to Borrower, Guarantor, the Collateral or the Properties. Lender shall also have received litigation and bankruptcy searches with respect to Borrower and Guarantor in each county in which any of the Properties are located as Lender shall require.

(xii) Documents. Lender shall have received from Borrower, such certificates, opinions and other documents as Lender may reasonably request and as are consistent with the provisions of this Agreement and the other Loan Documents, including, but not limited to, documents evidencing the organization, existence and authority of Borrower and Guarantor, and the authority of the persons executing this Agreement and the other Loan Documents to execute the same for and on behalf of Borrower and Guarantor.

(xiii) Insurance. Borrower shall have delivered to Lender an original ACORD 27 (Evidence of Property Insurance) and an ACORD 25 (Certificate of Insurance) or other Lender approved equivalent listing all coverages and policies of insurance for the Properties as required by Article IV of this Agreement.

(xiv) Appraisal. Lender shall have received a third-party MAI appraisal of each of the Properties satisfactory to Lender in its sole discretion.

(xv) Consents. Borrower shall have furnished to Lender evidence reasonably satisfactory to Lender establishing that Borrower has obtained or will apply for in a timely manner and in the ordinary course of business all consents, permits and approvals from any and all Governmental Authorities having jurisdiction over Borrower and/or the Properties, which are required in connection with the Properties.

(xvi) Financial Statements. Lender shall have received originally signed and dated, audited annual financial statements for CDC dated as of December 31, 1997 and unaudited monthly financial statements for CDC dated as of September 30, 1998.

(xvii) Payment of Fees and Expenses. Borrower shall have paid to Lender on or before the A Loan Closing Date all fees and the expenses required by Lender in connection with the Loan as provided in the Loan Commitment.

(xviii) Leases. Borrower shall have provided Lender with copies of all leases, concessions, licenses, occupancy agreements, and the like in effect with respect to the Properties (the “Leases”), and any amendments and lease guarantees thereto, and a schedule (certified by Borrower to be complete and correct) setting forth the income, rents, prepaid rentals, security deposits, guarantees or evidence of security or guarantee paid or given in connection therewith, expiration dates, extension options and all other information pertaining to such leases as Lender shall require. Borrower shall cause all tenants, concessionaires, licensees, occupants, and the like to provide estoppel certificates and, if required by Lender, shall obtain lease subordination/attornment agreements (which certificates and agreements shall be in form and substance acceptable to Lender in its sole discretion). With respect to the A Loan Closing Date, Borrower and CDC shall have exercised (i) their best commercially reasonable efforts to cause to be provided to Lender estoppel certificates (in the form set forth as Exhibit E hereto and made a part hereof) acceptable to Lender from all tenants in respect of the Properties, and (ii) in any event, cause to be provided to Lender and the Rating Agencies estoppel certificates acceptable to Lender and the Rating Agencies in respect of the leased premises as required by Lender at the time of the A Loan Closing. In addition, and with respect to the A Loan Closing Date, Borrower and CDC shall have exercised their best commercially reasonable efforts to cause to be provided to Lender Subordination, Non-Disturbance and Attornment Agreements in the form set forth as Exhibit F attached hereto and made a part hereof, from certain tenants as designated in writing by Lender. All present Leases and all amendments, modifications or terminations of any Leases, shall be subject to Lender’s approval.

(xix) Management Agreements. Borrower shall have provided Lender with copies of all management agreements in effect at the Properties (the “Management Agreements”), which shall be in form and substance reasonably acceptable to Lender and with managers (collectively, the “Manager”) acceptable to Lender. Borrower shall cause the Manager to consent to the assignment by Borrower of the Management Agreements to Lender, and to subordinate the Management Agreements (and all payments thereunder) to the Loan Documents, pursuant to an agreement in form and substance acceptable to Lender.

(xx) Cash Management Agreement. Borrower shall have executed and delivered the Cash Management Agreement to Lender and Borrower shall have complied with all of the requirements set forth in the Cash Management Agreement.

(xxi) Reserve Accounts. Borrower shall have established all of the impound and reserve accounts with Lender as required in Article IX.

(xxii) Enforceability Opinions of Borrower’s Counsel. Borrower shall furnish Lender (or cause to be furnished at Borrower’s expense) an opinion of legal counsel from attorneys admitted to practice in each and all of the respective states in which any of the Properties are located and shall also furnish an opinion from an attorney admitted to practice in the State of New York (which shall be the State governing the contractual obligations hereunder and under the Loan Documents, except as otherwise specifically provided in the Loan Documents), each of whom shall be retained by Borrower and acceptable to Lender, which opinions shall be in form and substance acceptable to Lender. Said opinions shall be dated as of the A Loan Closing Date or a Substitution Closing Date, as applicable, and shall cover, without limitation, the following matters:

(i) the due organization, valid legal existence and good standing of Borrower and Guarantor;

(ii) the due authorization, execution, delivery, validity, binding effect and enforceability of the Loan Documents, guaranties, and indemnification agreements (including, without limitation, choice of law) in accordance with their terms;

(iii) that the Loan complies with applicable usury laws;

(iv) the existence of, or the nonexistence of, any requirement for any consent of any governmental authority in connection with the execution, delivery or performance of the Loan Documents, guaranties, and indemnification agreements;

(v) the fact that the Loan Documents, guaranties, and indemnification agreements and the execution thereof and the performance of the obligations thereunder do not conflict with or violate any applicable laws, agreements or restrictions;

(vi) that the Mortgages are in form sufficient to create a lien on the Properties in favor of the trustee thereunder for the benefit of Lender as beneficiary and the security agreement contained in each Mortgage is in form sufficient to create a lien to the Collateral in favor of Lender; and

(vii) such other matters incident to the Loan as Lender may request.

(xxiii) Bankruptcy Nonconsolidation Opinion. Borrower shall furnish an opinion of counsel acceptable to Lender, dated as of the A Loan Closing Date, that the assets of Borrower (and its partners or members and, if applicable, any affiliated Manager) will not be substantially consolidated with the assets of any other affiliated person or entity, including, without limitation, Guarantor or any partner or member of Borrower, if any, in the event of a bankruptcy or insolvency proceeding of any such person or entity.

(xxiv) No Material Adverse Change. Borrower shall have delivered to Lender written certification, dated as of the A Loan Closing Date or a Substitution Closing Date, as applicable, and Lender shall be independently satisfied, as to the following matters: (i) from and after the date of any inspection of the Properties acceptable to Lender, no portion thereof shall (1) have been damaged and not repaired to Lender’s satisfaction, (2) have been taken in condemnation or other like proceedings, or (3) have become the subject of any pending condemnation proceeding or litigation; (ii) the Properties have not been impaired and the values of the Properties have not been reduced and are free from settling and other structural defects; (iii) from and after the date of the Loan application, neither Borrower nor any general partner, member, shareholder or principal of Borrower, nor any Guarantor nor any Property, has been involved in any action or proceeding (criminal or civil) which materially and adversely affects the Properties or Borrower’s (or Guarantor’s, as applicable) ability to repay the Loan (in each case as determined by Lender), or any bankruptcy, reorganization, insolvency or similar proceeding; and (iv) from and after the date of the most recent financial statements for such person or entity delivered to Lender, no material adverse change has occurred with respect to Borrower, Guarantor or any other person (provided, however, if the Guarantor incurs debt unrelated to the Properties, no adverse change shall be deemed to have occurred).

(xxv) Intentionally Deleted.

(xxvi) Funding of Deposits. All amounts required to be deposited by Borrower under the Loan Documents have been deposited and are held by or on behalf of Lender, and there are no deficiencies with respect thereto.

3.2. Conditions Precedent. New Lender’s obligation to fund the B Loan hereunder is subject to the fulfillment to Lenders’ satisfaction of each of the following conditions precedent:

(a) Representations and Warranties True at Closing. The representations and warranties contained in Article V of this Agreement or otherwise made by or on behalf of Borrower in any of the Loan Documents or in any certificate, written statement or other writing given in connection with the Loan (including, but not limited to, all financial and operating statements), taken as a whole, shall be true and correct on and as of the B Loan Closing Date with the same effect as if made at such time.

(b) No Default or Event of Default. There shall exist no Default or Event of Default, as defined in this Agreement.

(c) Performance. Borrower shall have performed and complied with all agreements and conditions contained herein required to be performed and complied with by Borrower prior to or on the B Loan Closing Date.

(d) Loan Documents. Lender shall have received all Loan Documents, Other Related Documents, instruments, policies, and forms of evidence or other materials required or requested by the New Lender under the terms of the Supplemental Loan Commitment, this Agreement or any of the Loan Documents.

(e) Zoning Compliance; Certificates of Compliance. Borrower and COLP shall have delivered to New Lender, and New Lender shall have received and approved a recourse certification of Borrower that the Properties and uses thereof are in compliance with all applicable zoning, building and land use laws, ordinance rules and regulations and other similar restrictions (including, without limitation, the Fair Housing Act of 1988, as amended and the Americans with Disabilities Act) and that there have been no material changes in such applicable zoning, building and land use laws, ordinances, rules, regulations and other similar restrictions since the A Loan Closing Date.

(f) Hazardous Materials. With respect to each of the Properties, environmental consultants selected by Lender and approved by Borrower will have conducted a current records search and would have reviewed the environmental assessment reports delivered in connection with the closing of the A Loan to identify any material unresolved or potential environmental concerns raised in any such reports. Thereafter, if applicable, based on the records search and the review of the existing environmental reports, new or supplemental environmental reports will have been provided to Lender by consultants selected by Lender and approved by Borrower, with all such reports to be in form and substance satisfactory to Lender in its sole discretion. In addition, Borrower shall have delivered to Lender, and Lender shall have received and approved, (i) a recourse certification that the Properties comply with all applicable Environmental Laws, that there have been no material changes in the applicable Environmental Laws since the A Loan Closing Date and (ii) evidence that the Properties are in full compliance with the terms and conditions of the Hazardous Substances Indemnity Agreement delivered at the A Loan Closing Date.

(g) Property Inspection and Report. With respect to each of the Properties, engineering consultants acceptable to Lender and approved by Borrower shall have reviewed the existing engineering reports delivered in connection with each of the Properties at the A Loan Closing Date (and thereafter, if applicable) to identify any potential material structural defects, seismic or life safety issues or necessary capital expenditures. Thereafter, if applicable, based on the review of the existing reports, new or supplemental engineering reports (collectively with the existing reports, the “Property Condition Reports”) will have been provided to Lender by consultants selected by Lender and approved by Borrower, with all such reports to be in form and substance satisfactory to Lender in its sole discretion.

(h) Title Insurance and Survey. Borrower shall have delivered to Lender updated surveys and/or survey certificates and/or recourse representations consistent with the Supplemental Loan Commitment acceptable to Lender and sufficient to allow the Title Company to issue the updated Title Policies (hereinafter defined) without a general survey exception and Lender’s “date-down” reports of the A.L.T.A. extended coverage policies of title insurance with Form 1 coverage, together with such endorsements as delivered to Original Lender on the A Loan Closing Date (such policies and endorsements being hereinafter referred to as the “Title Policies”), in the amount of the B Loan and issued by First American Title Insurance Company (the “Title Company”), fully paid and in form and substance reasonably satisfactory to Lender, insuring that Borrower is the owner of the Properties in fee simple, and that the Mortgages are valid first liens on the Properties in favor of Lender, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than (i) current real property taxes not delinquent, and (ii) such exceptions to title which appear in the final Title Policies accepted by Lender in connection with the closing of the Loan (excepting therefrom all pre-printed and/or standard exceptions) or as are otherwise approved in writing by Lender (collectively, the “Permitted Exceptions”). The updated Title Policies shall effect full coverage against losses arising out of encroachments on boundary, setback lines or easements, against losses from existing mechanics’ or materialmen’s liens and subsequent mechanics’ and materialmen’s liens which may gain priority over the Mortgages and against such other losses with respect to which Lender may request coverage, and shall be issued without any creditors’ rights exception, general survey exception, or general exception as to rights of parties in possession. The updated Title Policies shall include, in addition to all coverages and endorsements (if available in the jurisdiction of the

Property) required at the A Loan Closing Date: a date down endorsement, a modification and additional advance endorsement (CLTA 110.10) and such other endorsements as Lender may require (similar CLTA Form 11.05) in connection with the Closing of the B Loan.

(i) UCC-3 Certificate; Litigation and Bankruptcy Searches. Lender shall have received litigation and bankruptcy searches with respect to Borrower and COLP in each county in which any of the Properties are located as Lender shall require. Borrower shall also have furnished evidence that there are no actions pending before any court or quasi-judicial or administrative agency relative to compliance by the Properties with all applicable zoning, building, environmental and land use laws, ordinances, rules, regulations and other similar restrictions.

(j) Documents. New Lender shall have received from Borrower, such certificates, opinions and other documents as New Lender may reasonably request and as are consistent with the provisions of this Agreement, the Supplemental Loan Commitment and the other Loan Documents, including, but not limited to, documents evidencing the organization, existence and authority of Borrower and Guarantor, and the authority of the persons executing this Agreement and the other Loan Documents to execute the same for and on behalf of Borrower and Guarantor.

(k) Insurance. Borrower shall have delivered to Lender an original ACORD 27 (Evidence of Property Insurance) and an ACORD 25 (Certificate of Insurance) or other Lender approved policies and certificates listing all coverages and policies of insurance for the Properties as required by Article IV of this Agreement and the Loan Documents.

(l) Appraisal. New Lender shall have received a third-party MAI limited scope appraisal of each of the Properties satisfactory to Lender in its sole discretion.

(m) Consents. Borrower shall have furnished to New Lender evidence reasonably satisfactory to New Lender establishing that Borrower has obtained or will apply for in a timely manner and in the ordinary course of business all consents, permits and approvals from any and all Governmental Authorities having jurisdiction over Borrower and/or the Properties, which are required in connection with the Properties.

(n) Financial Statements. Lender shall have received originally signed and dated, audited annual financial statements for CDC and Plato dated as of December 31, 2002 and unaudited quarterly financial statements for CDC and Plato dated as of September 30, 2003.

(o) Payment of Fees and Expenses. Borrower shall have paid to Lender on or before the B Loan Closing Date all fees and the expenses required by Lenders in connection with the Loan as provided in the Supplemental Loan Commitment.

(p) Leases. Borrower shall have provided New Lender with copies of all leases, concessions, licenses, occupancy agreements, and the like in effect with respect to the Properties (the “Leases”), and any amendments and lease guarantees thereto, and a schedule (certified by Borrower to be complete and correct) setting forth the income, rents, prepaid rentals, security deposits, guarantees or evidence of security or guarantee paid or given in connection therewith, expiration dates, extension options and all other information pertaining to such leases as New Lender shall require. Borrower shall cause all tenants, concessionaires, licensees, occupants, and the like to provide estoppel certificates and, if required by New Lender, shall obtain lease subordination/attornment agreements (which certificates and agreements shall be in form and substance acceptable to Lender in its sole discretion). Borrower and Guarantor shall have exercised (i) their best commercially reasonable efforts to cause to be provided to Lender estoppel certificates (in the form set forth as Exhibit E hereto and made a part hereof) acceptable to New Lender from all tenants in respect of the Properties, and (ii) in any event, cause to be provided to New Lender estoppel certificates acceptable to New Lender in respect of the leased premises set forth on Schedule 2 attached hereto and made a part hereof (collectively, the “Major Tenants”) and from tenants other than the Major Tenants which represent at least seventy-five percent (75%) of the total rental income for all Properties (inclusive of the rental income attributable to the Major Tenants). In addition, if required by Lender, Borrower and Guarantor shall have exercised their best commercially reasonable efforts to cause to be provided to Lender Subordination, Non-Disturbance and Attornment Agreement in the form set forth as Exhibit F attached hereto and made a part hereof, from certain tenants as designated in writing by Lender. All present Leases and all amendments, modifications or terminations of any Leases, shall be subject to Lenders’ approval.

(q) Management Agreements. Borrower shall have provided New Lender with copies of all management agreements in effect at the Properties (the “Management Agreements”), which shall be in form and substance reasonably acceptable to New Lender and with managers (collectively, the “Manager”) acceptable to New Lender. Borrower shall cause the Manager to amend the existing consent to the assignment by Borrower of the Management Agreements to include New Lender, and the subordination of the Management Agreements (and all payments thereunder) to the Loan Documents, pursuant to an agreement in form and substance acceptable to New Lender.

(r) Cash Management Agreement. Borrower shall have executed and delivered an amendment to the Cash Management Agreement to Lenders and Borrower shall have complied with all of the requirements set forth in the Cash Management Agreement.

(s) Reserve Accounts. Borrower shall comply with the terms of the establishment of all of the impound and reserve accounts with Lender as required in Article IX.

(t) Enforceability Opinions of Borrower’s Counsel. Borrower shall furnish Lender (or cause to be furnished at Borrower’s expense) an opinion of legal counsel from attorneys admitted to practice in each and all of the respective states in which any of the Properties are located and shall also furnish an opinion from an attorney admitted to practice in the State of New York or in-house counsel of Borrower for items (i) and (ii)(a) below only (which shall be the State governing the contractual obligations hereunder and under the Loan Documents, except as otherwise specifically provided in the Loan Documents), each of whom shall be retained by Borrower and acceptable to Lender, which opinions shall be in form and substance acceptable to Lender. Said opinions shall be dated as of the B Loan Closing Date, and shall cover, without limitation, the following matters:

(i) the due organization, valid legal existence and good standing of Borrower and Guarantor;

(ii) the (a) due authorization, execution, delivery, (b) validity, binding effect and enforceability of the Loan Documents, guaranties, and indemnification agreements (including, without limitation, choice of law) as amended, in accordance with their terms;

(iii) that the Loan complies with applicable usury laws;

(iv) the existence of, or the nonexistence of, any requirement for any consent of any governmental authority in connection with the execution, delivery or performance of the Loan Documents, guaranties, and indemnification agreements;

(v) the fact that the Loan Documents, guaranties, and indemnification agreements as amended and the execution thereof and the performance of the obligations thereunder do not conflict with or violate any applicable laws, agreements or restrictions;

(vi) that the Mortgages are in form sufficient to create a lien on the Properties in favor of the trustee thereunder for the benefit of Lenders as beneficiary and the security agreement contained in each Mortgage is in form sufficient to create a lien to the Collateral in favor of Lender; and

(vii) such other matters incident to the Loan as New Lender may request.

(u) Bankruptcy Nonconsolidation Opinion. Borrower shall furnish a nonconsolidation opinion update of counsel acceptable to Lenders, dated as of the B Loan Closing Date, confirming that the closing of the B Loan will not have an adverse effect on prior opinions of bankruptcy counsel that the assets of Borrower, if any, will not be substantially consolidated with the assets of certain other affiliated persons or entities, including, without limitation, Guarantor or Borrower’s sole member, if any, in the event of any bankruptcy or insolvency proceeding of any such person or entity.

(v) No Material Adverse Change. Borrower shall have delivered to Lender written certification, dated as of the B Loan Closing Date, and Lenders shall be independently satisfied, as to the following matters: (i) from and after the date of any inspection of the Properties acceptable to Lender, no portion thereof shall (1) have been damaged and not repaired to Lender’s satisfaction, (2) have been taken in condemnation or other like proceedings, or (3) have become the subject of any pending condemnation proceeding or litigation; (ii) the Properties have not been impaired and the values of the Properties have not been reduced and are free from settling and other structural defects; (iii) from and after the date of the Supplemental Loan Commitment, neither Borrower nor any general partner, member, shareholder or principal of Borrower, nor any Guarantor nor any Property, has been involved in any action or proceeding (criminal or civil) which materially and adversely affects the Properties or Borrower’s (or Guarantor’s, as applicable) ability to repay the Loan (in each case as determined by Lender), or any bankruptcy, reorganization, insolvency or similar proceeding; and (iv) from and after the date of the most recent financial statements for such person or entity delivered to Lender, no material adverse change has occurred with respect to Borrower, Guarantor or any other person (provided, however, if the Guarantor incurs debt unrelated to the Properties, no adverse change shall be deemed to have occurred).]

(w) Intentionally Deleted.

(x) Funding of Deposits. All amounts required to be deposited by Borrower under the Loan Documents have been deposited and are held by or on behalf of Existing Lender for the benefit of the holder of the A Note and the holder of the B Note, and there are no deficiencies with respect thereto.

ARTICLE IV

INSURANCE

4.1. Insurance. Borrower shall, at Borrower’s expense, maintain in force and effect on each Property in the Property Pool at all times the following insurance, unless otherwise agreed to in writing by Lender:

(a) Insurance against loss or damage to the Properties by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an “all-risk” or “special form” form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Lender’s election, by reference to such indices, appraisals or information as Lender determines in its reasonable discretion in order to reflect increased value due to inflation. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Borrower shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender’s approval. The maximum deductible shall be $100,000.00 or as consented to by Lenders such consent not to be unreasonably withheld.

(b) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about each of the Properties in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $100,000,000.00. During any construction on the respective Property, Borrower’s general contractor for such construction shall also provide the insurance, on a primary basis only, as required in this Subsection (b). Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances.

(c) Boiler and machinery insurance is required if steam boilers or other pressure-fired vessels are in operation at the Property. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. “Systems Breakdowns” coverage shall be required for a Property, as determined by Lender if HVAC units in operation at such Property are substantially larger than those in operation at similar properties. Minimum liability coverage per accident must equal the value of such unit(s).

(d) If the Improvements or any part thereof are situated in an area now or subsequently designated by the Federal Emergency Management Agency (“FEMA”) as a Special Flood Hazard Area (Zone A or Zone V), flood insurance in an amount equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Combined Allocated Loan Amount for such Property if replacement cost coverage is not available for the type of building insured); or (ii) the maximum insurance available under the appropriate National Flood Insurance Administration program. The flood insurance requirement will be waived if: (A) although a portion of the land may be in the Special Flood Hazard Area, no portion of the Improvements situated on such land are in the Special Flood Hazard Area; or (B) Lender receives a letter from FEMA stating that its maps have been amended so that the Property is no longer in a Special Flood Hazard Area. In the event there occurs, from time to time, any loss on any property which is not part of the Property Pool and which loss reduces the annual aggregate coverage available for claim payments under Borrower’s blanket insurance policies, Borrower agrees that it shall repurchase, from time to time, the amount of insurance necessary to provide the required coverages under this Article IV within thirty (30) days after the occurrence of such loss.

(e) During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Combined Allocated Loan Amount for such Property or $500,000.00, at Lender’s request (and to the extent not otherwise included in existing policies), a completed value, “All Risk” Builder’s Risk form, or “Course of Construction” insurance policy in non-reporting form with replacement cost and no co-insurance, in an amount approved by Lender, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Lender, shall be required. These requirements may be met by an endorsement to the policy described in Section 4.1(a). In the event there occurs, from time to time, any loss on any property which is not part of the Property Pool and which loss reduces the annual aggregate coverage available for claim payments under Borrower’s blanket insurance policies, Borrower agrees that it shall repurchase, from time to time, the amount of insurance necessary to provide the required coverages under this Article IV within thirty (30) days after the occurrence of such loss.

(f) When required by any applicable Governmental Authority or Governmental Rule, Worker’s Compensation and Employer’s Liability Insurance covering all persons subject to the workers’ compensation laws of the state in which the applicable Property is located.

(g) Business income (loss of rents) insurance in amounts sufficient to compensate Borrower for all Rents and Profits or income during a period of not less than eighteen (18) months. The amount of coverage shall be adjusted annually to reflect the Rents and Profits or income payable during the succeeding eighteen (18) month period. In addition, Borrower shall maintain rent loss insurance of not less than $10,000,000, with no annual aggregate, to compensate Borrower for all income loss incurred from earthquake loss (whether or not Borrower maintains earthquake insurance) during a period of not less than eighteen (18) months.

(h) Environmental insurance, which shall not be required as of the B Loan Closing Date but if subsequently required for any of the Properties, must be from a carrier and in form and substance satisfactory to Lenders and the Rating Agencies and must provide protection for preexisting, but undetected, environmental contamination, as well as for liabilities resulting from contamination that occurs during the policy term.

(i) Sinkhole, Mine Subsidence and/or Earthquake insurance shall be required in the amount of $50,000,000 for those Properties (including all other real property owned by Borrower and encumbered by other deeds of trust or mortgages securing the Loan) located within California, to the extent that such coverage is available at commercially reasonable rates. The earthquake insurance policy shall have a deductible of not more than five percent (5%) or such greater amount as may be commercially reasonable under the then-existing circumstances. Lender agrees that Borrower shall not be required to carry earthquake insurance with respect to the Ground Leased Properties.

(j) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, law and ordinance insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which such Property is located (other than insurers providing coverage for loss as a result of earthquake in California) and which insurers, unless otherwise approved in writing by Lender, shall have and maintain a rating of (A) at least “A” if rated by Fitch, and if not rated by Fitch, then similarly rated by two nationally recognized statistical rating agencies, and (B) at least at least “AA” from Standard & Poor’s Rating Services a division of The McGraw Hill Companies (“Standard & Poor’s); (ii) contain the complete address of the Property (or a complete legal description); (iii) be for terms of at least one year with premium prepaid; (iv) be subject to the reasonable approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates; and (v) include a standard, non-contributory, mortgagee clause naming:

LaSalle Bank National Association, for the benefit of the holder of the A Note and the holder of the B Note and their respective successors and assigns as their interests may appear

c/o Prudential Asset Resources

Attn: Insurance Department

2200 Ross Avenue, Suite 4900E

Dallas, Texas 75201

(a) as an additional insured under all liability (primary and excess liability) insurance policies, (b) as the first mortgagee on all property insurance policies and (c) as the loss payee on all loss of rents or loss of business income insurance policies.

(k) Borrower shall, as of the date hereof, deliver to New Lender (a) evidence that said insurance policies, have been prepaid as required above and (b) certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Lenders. Borrower shall renew all such insurance and deliver to Lenders certificates evidencing such renewals at least twenty (20) days before any such insurance shall expire. Borrower further agrees that each such insurance policy: (i) shall provide for at least thirty (30) days’ prior written notice to Lenders prior to (x) any policy reduction, cancellation or termination for any reason and (y) any modification thereof which affects the interest of Lenders; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lenders in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Lenders; (iv) in the event that any of the Properties constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: “Loss Due to Operation of Law” (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement established at no less than 150% of the Combined Allocated Loan Amount for such Property), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages; and (v) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Borrower hereby acknowledges and agrees that failure to pay any portion of the premium therefore which is not allocable to a Property or the taking of any other action not relating to a Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require such Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Properties covered thereby as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Lenders’ applicable insurance requirements set forth in this Section 4.1. The delivery to Lenders of the insurance policies (if required by Lenders) or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to such Properties by Borrower to Lenders as further security for the Loan and to be applied or disbursed as provided in the Mortgages. In the event of foreclosure of the applicable Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Loan, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the subject Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Agreement or evidence of their renewal as required herein, either Lender may, but shall not be obligated to, procure such insurance and Borrower shall pay all amounts advanced by such Lender therefore, together with interest thereon at the applicable Default Interest Rate from and after the date advanced by such Lender until actually repaid by Borrower, promptly upon demand by Lender. Any amounts so advanced by Lender, together with interest thereon, shall be secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loan. Such Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though such Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance. Borrower shall not obtain insurance for the Properties in addition to that required by Lenders without the prior written consent of Lenders, which consent will not be unreasonably withheld provided that (i) Lenders are named as insured on such insurance, (ii) Lenders receive complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein. To the extent that at any time Lenders agree to accept (a) insurance in amounts less than that which is required by the foregoing provisions of this Section 4.1 or (b) insurance from an insurer that is rated less than that which is required by the foregoing provisions of this Section 4.1, Lenders may terminate their waiver and reassert the aforesaid minimum coverage amounts and rating requirements upon any renewal of any insurance coverage or at any time if (x) the coverage provided under such policies is reduced or (y) the rating of any insurer is reduced or (z) Lenders determine that any other material adverse event has occurred with respect to the financial condition of such insurer.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1. Warranties of Borrower. Borrower, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Lenders, their respective successors and assigns, that:

(a) Organization and Existence. Borrower is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware and in all other jurisdictions in which any Property is located or in which Borrower is transacting business. Borrower has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents.

(b) Authorization. Borrower has taken all necessary actions for the authorization of the borrowing on account of the Loans, and for the execution and delivery of the Loan Documents, including, without limitation, that those members of Borrower whose approval is required by the terms of Borrower’s organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. To the best of Borrower’s knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.

(c) Valid Execution and Delivery. All of the Loan Documents requiring execution by Borrower have been duly and validly executed and delivered by Borrower.

(d) Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Borrower and are fully enforceable against Borrower in accordance with their terms by Lender and its successors, transferees and assigns, subject only to bankruptcy laws, creditors’ rights, and general principles of equity.

(e) No Defenses. The Note, the Mortgages and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, the Mortgages or any of the other Loan Documents, or the exercise of any right thereunder, render such documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(f) Defense of Usury. Borrower knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

(g) No Conflict/Violation of Law. The execution, delivery and performance of the Loan Documents by Borrower will not cause or constitute a default under or conflict with the organizational documents of Borrower, any Guarantor or any general partner or managing member of Borrower or any Guarantor. The execution, delivery and performance of the obligations imposed on Borrower under the Loan Documents will not cause Borrower to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound.

(h) Compliance with Applicable Laws and Regulations. All of the Improvements and the use of the Properties by Borrower comply with, and shall remain in compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Properties, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning (including, without limitation, parking requirements) and land use, and no notices of violation or non-compliance have been issued by any Governmental Authority relating to any of the foregoing that remain outstanding. All of the Improvements comply with, and shall remain in compliance with, applicable health, fire and building codes. There is no evidence of any illegal activities relating to controlled substances on any of the Properties. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Properties as currently conducted have been obtained and are in full force and effect. All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances, and no Improvements, other than as previously disclosed to Lenders constitute a legal nonconforming use under any of such laws and ordinances.

(i) Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.

(j) No Litigation. There are no pending actions, suits or proceedings, arbitrations or governmental investigations against any of the Properties, Borrower, or Guarantor, an adverse outcome of which would materially affect Borrower’s performance under the Note, the Mortgages, or the other Loan Documents.

(k) Title. Borrower has good, marketable and indefeasible fee simple title to all of the Land and all Improvements thereon (but subject to the terms of the leases for the Ground Leased Properties which may limit Borrower’s interest to certain Improvements to a conditional future interest), subject only to the Permitted Exceptions. Except for the Permitted Exceptions, the possession of each of the Properties is peaceful and undisturbed and title thereto is not disputed or questioned to the best of Borrower’s knowledge. Further, Borrower has full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Properties under the Loan Documents. Borrower will preserve its interest in and title to the Properties and will warrant and defend the same to Lender against any and all claims whatsoever and will warrant and defend the validity and priority of the lien and security interest created under the Loan Documents against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure of the applicable Mortgage and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to such Property pursuant to any foreclosure.

(l) Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of Borrower to pay in full the principal and interest on the Note in a timely manner or (2) the use of the applicable Property for the use currently being made thereof, the operation of the applicable Property as currently being operated or the value of the applicable Property other than as reflected in the appraisals of the Properties.

(m) First Lien. Existing Lender has a valid first lien on each of the Properties and a valid first security interest in all Collateral, subject to no liens, charges or encumbrances other than the Permitted Exceptions. Upon the execution by Borrower of the B Note and the recording of the Mortgages as amended, upon the date hereof and the filing of the UCC-1 financing statements or amendments thereto, the New Lender will have a subordinate interest on each of the Properties and in all Collateral subject to no other liens, charges or encumbrances other than to secure the A Loan and the Permitted Exceptions. No Property secures any indebtedness or obligation other than as created under or pursuant to the Loan Documents and for taxes and assessments not yet delinquent.

(n) ERISA. Borrower has made and shall continue to make all required contributions to all employee benefit plans, if any, and Borrower has no knowledge of any material liability which has been incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any other federal or state law.

(o) Contingent Liabilities. Borrower has no known material contingent liabilities.

(p) No Other Obligations. Borrower has no material financial obligation under any indenture, mortgage, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or any of the Properties is otherwise bound, other than obligations incurred in the ordinary course of the operation of such Property and other than obligations under the Mortgages and the other Loan Documents.

(q) Fraudulent Conveyance. Borrower (i) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (ii) received fair value in exchange for its obligations under the Loan Documents. Giving effect to the Loan contemplated by the Loan Documents, the fair saleable value of the Borrower’s assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

(r) Investment Company Act. Borrower is not: (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(s) Access/Utilities. Each of the Properties has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of each of the Properties as presently used and enjoyed are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property or, if such utilities must cross other property, Borrower holds easements for such utilities that are insured by the Title Policy insuring the lien of the Mortgage on the Property. All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Land and the Improvements have been completed, have been dedicated and accepted by the appropriate municipal authority and are open and available to the land and the Improvements without further condition or cost to Borrower.

(t) Taxes Paid. Borrower has filed or has caused to be filed all federal, state, county and municipal tax returns required to have been filed by Borrower, and has paid, or has caused to be paid, all taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes. Further, each of the Properties is free from delinquent water charges, sewer rents, taxes and assessments.

(u) Single Tax Lot. Except as disclosed in the Title Policies, each Property consists of a single lot or multiple tax lots; no portion of said tax lot(s) covers property other than the applicable Property or a portion of the applicable Property and no portion of such Property lies in any other tax lot.

(v) Special Assessments. To Borrower’s knowledge, there are no pending or, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor, to the knowledge of Borrower, are there any contemplated improvements to any of the Properties that may result in such special or other assessments.

(w) Flood Zone. None of the Improvements are located in a special flood hazard area as defined by the Federal Insurance Administration with the exception of those properties previously disclosed to Lender.

(x) Seismic Exposure. Each Property is either not located in Zone 3 or Zone 4 of the “Seismic Zone Map of the U.S.” or all assumptions and assessments of the applicable Improvements set forth in the seismic study of such Improvements submitted to Lender are true and correct in all material respects and show a probable maximum loss (as a percentage of the current building replacement cost and based on a 50 year building life expectancy period) of less than 15%, with the exception of those Properties previously disclosed to Lenders.

(y) Misstatements of Fact. No statement of fact made in the Loan Documents or in writing in any certificate, affidavit, statement or other data furnished to Lender contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed which adversely affects, nor as far as Borrower can foresee, might adversely affect the business, operations or condition (financial or otherwise) of Borrower.

(z) Condition of Improvements. To the knowledge of the Borrower, and except as disclosed in the Property Condition Reports or otherwise disclosed in writing to Lender: none of the Properties has been damaged by fire, water, wind or other cause of loss which damage has not been fully restored; all of the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto; and all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.

(aa) No Insolvency or Judgment. Neither Borrower, any member of Borrower, nor Guarantor is currently (i) the debtor in any completed or pending bankruptcy, reorganization or insolvency proceeding; or (ii) the subject of any judgment unsatisfied of record or docketed in any court of the state in which any of the Properties are located or in any other court located in the United States. The proposed Loan will not render Borrower or any member of Borrower insolvent. As used in this Agreement, including the B Loan, the term “insolvent” means that the sum total of all of an entity’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity’s non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

(bb) No Condemnation. No part of any property subject to the Loan Documents has been taken in condemnation or other like proceeding to an extent which would impair the value of such Property, the Mortgages or the Loans or the usefulness of such property for the purposes contemplated by the loan application relating to the Loan, nor is any proceeding pending, or to Borrower’s knowledge, threatened or contemplated for the partial or total condemnation or taking of any of the Properties.

(cc) No Labor or Materialmen Claims. All parties furnishing labor and materials to the Properties have been paid in full with respect to all amounts currently due and payable and, except for such liens or claims insured against by the policies of title insurance to be issued in connection with the Loan, there are no mechanics’, laborers’ or materialmen’s liens or claims outstanding for work, labor or materials affecting any of the Properties, whether prior to, equal with or subordinate to the lien of the applicable Mortgage.

(dd) No Purchase Options. Except as set forth in the Leases or Title Policies, no tenant, person, party, firm, corporation or other entity has an option to purchase any of the Properties, any portion thereof or any interest therein.

(ee) Leases.

(i) Borrower has delivered a true, correct and complete schedule (such schedule, together with any attached exhibits, the “Rent Roll”) of all Leases affecting the Properties as of the date thereof, which accurately and completely sets forth in all material respects for each such Lease, the following: the name of the tenant, the lease expiration date, extension and renewal provisions, the base, additional and percentage rent payable, the square footage, the building name, and suite location.

(ii) Each Lease constitutes the legal, valid and binding obligation of Borrower and, to the best of Borrower’s knowledge and belief, is enforceable against the tenant thereof. To the best of Borrower’s knowledge, except as disclosed in Schedule 5.1(ee)(ii), no default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Borrower or the Property.

(iii) Except as disclosed in Schedule 5.1 (ee)(iii), no tenant under any Lease has, as of the date hereof, paid base rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised.

(iv) All work to be performed by Borrower under the Leases has been substantially performed, all contributions to be made by Borrower to the tenants thereunder have been made and all other conditions precedent to each such tenant’s obligations thereunder have been satisfied.

(v) Except as disclosed in Schedule 5.1(ee)(v) each tenant under a Lease has entered into occupancy of the demised premises.

(vi) Borrower has delivered to Lender true, correct and complete copies of all leases described in the Rent Roll.

(vii) To the best of Borrower’s knowledge and belief, each tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

(viii) No Lease provides any party with the right to obtain a lien upon any of the Properties superior to the lien of the Mortgages.

(ix) No tenant under any Lease, except as disclosed in Schedule 5.1(ee)(ix), is affiliated with Guarantor.

(x) As of the date hereof, (i) Borrower is the owner and holder of the landlord’s interest under each Lease; (ii) there are no prior assignments of any Lease or any portion of the Rents and Profits, which assignments are presently outstanding other than with respect to Loan A; (iii) the Leases are on the standard form of lease approved by Lender or have been approved and have not been modified or amended, except as disclosed to Lender in writing; (iv) each Lease is in full force and effect; and (v) except as otherwise disclosed to Lender there are no offsets or defenses to the payment of any portion of the Rents and Profits.

(ff) Appraisal. All requirements and conditions of the appraisals of the Properties submitted to Lender, upon which the values of the Properties were conditioned, have been fully satisfied.

(gg) Boundary Lines. Except as disclosed in the Title Policies, all of the Improvements which were included in determining the appraised value of the Properties lie wholly within the boundaries and building restriction lines of the applicable Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon such Property encroach upon any of the Improvements, so as to affect the value or marketability of such Property except those which are insured against by title insurance.

(hh) Survey. Each of the surveys of the Properties delivered to Existing Lender (or its predecessor-in-interest) in connection with the A Loan, has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the relevant Property is situated, is certified to Original Lender or Existing Lender, its successors and assigns, and the title insurance company, and is materially in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and does not fail to reflect any material matter affecting such Property or the title thereto. All curb cuts, driveways and traffic signals shown on the survey delivered to Lender are existing and have been fully approved by the appropriate governmental authority.

(ii) Forfeiture. There has not been and shall never be committed by Borrower nor, to Borrower’s knowledge, has there been any other person in occupancy of or involved with the operation or use of any of the Properties, any act or omission affording the federal government or any state or local government the right of forfeiture as against any of the Properties or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

(jj) No Broker. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by Borrower in connection with the Loan.

(kk) Conviction of Criminal Acts. Neither Borrower nor Guarantor has ever been convicted of a crime and neither is currently the subject of any pending or, to Borrower’s knowledge, threatened criminal investigation or proceeding.

(ll) Security Agreement. There are no security agreements or financing statements affecting any of the Properties other than (i) as disclosed in writing to Lender prior to the date hereof and (ii) the security agreements and financing statements created in favor of Lender.

(mm) Homestead. None of the Properties form a part of any property owned, used or claimed by Borrower as a residence or business homestead and are exempt from forced sale under the laws of the State in which any of the Properties are located. Borrower hereby disclaims and renounces each and every claim to all or any portion of any Property as a homestead. Each Property is used and occupied for commercial purposes in accordance with all applicable laws.”

(nn) Contracts. Borrower has delivered to Lender true, correct and complete copies of all contracts or agreements relating to services at the Properties (collectively, the “Contracts”); each Contract constitutes the legal, valid and binding obligation of Borrower and, to the best of Borrower’s knowledge and belief, is enforceable against all other parties thereto; no default exists, or with the passing of time or the giving of notice or both would exist, under any Material Contract (hereinafter defined); and no Contract provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of the Mortgages. Lender shall have the right to approve (such right of approval (if exercised) not to be unreasonably withheld) each Material Contract, and in connection therewith, Borrower shall deliver to Lender final drafts of each Material Contract not less than fourteen (14) days prior to its execution. A “Material Contract” is any Contract which is not cancelable upon thirty (30) days notice or less materially affecting the use, operation or construction of, or production of income in connection with a Property, as determined by the Lender.

(oo) Foreign Person. Borrower is not a “foreign person” within the meaning of §1443(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department Regulations, including, but not limited to, temporary regulations.

ARTICLE VI

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

6.1. Representations and Warranties. Borrower hereby represents and warrants to Lender that, as of the date hereof and except as disclosed in the environmental assessment reports for the Properties delivered to Lenders (the “Environmental Reports”) or otherwise disclosed to Lenders in writing (but without limiting Borrower’s liability with respect thereto): (i) to the best of Borrower’s knowledge, information and belief, none of Borrower nor the Properties nor any tenant at any of the Properties nor the operations conducted thereon is in direct or indirect violation of any local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq. and 40 CFR §116.1 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. §11001 et seq.), the Endangered Species Act (16 U.S.C. §1531 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. §651 et seq.), those relating to lead based paint, and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), and the regulations promulgated pursuant to said laws, all as amended from time to time (collectively, the “Environmental Law” or “Environmental Laws”); (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos-containing materials, lead based paint, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances, radon gas or raw materials which include hazardous constituents) or Microbial Matter (as hereinafter defined) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”) are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Properties (including underground contamination), except for those substances used and/or disposed of in compliance with Environmental Laws by Borrower or any tenant in the ordinary course of their respective businesses; (iii) the Properties are not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances; (iv) there is no pending, nor, to Borrower’s knowledge, information threatened litigation arising under Environmental Laws affecting Borrower or the Properties; there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Properties; (v) Borrower has received no notice of, and to the best of Borrower’s knowledge, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Properties, nor does Borrower know of any basis for an investigation, action, proceeding or claim; (vi) Borrower has received no notice of and, to the best of Borrower’s knowledge, there has been no claim by any party that any use, operation or condition of any of the Properties has caused any nuisance or any other liability or adverse condition on any other Properties, nor does Borrower know of any basis for such a claim; and (vii) to the best of Borrower’s knowledge. radon is not present at the Properties in excess or in violation, of any applicable thresholds or standards or in amounts that require disclosure under applicable law to any tenant or occupant of or invitee to the Properties or to any governmental agency or the general public. “Microbial Matter” shall mean the presence of fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living.

6.2. Notice of Violations under Environmental Laws. Except as disclosed in the Environmental Reports (but without limiting Borrower’s liability with respect thereto), or otherwise disclosed to Lender in writing, Borrower has not received nor to the best of Borrower’s knowledge, information and belief has there been issued with respect to any of the Properties, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws.

6.3. Transportation of Hazardous Substances. None of the Properties, nor to the best of Borrower’s knowledge, information and belief, any property to which Borrower has, in connection with the maintenance or operation of the Properties, directly or indirectly transported or arranged for the transportation of any Hazardous Substances is listed or, to the best of Borrower’s knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

6.4. Compliance with Environmental Laws. Borrower shall comply with all applicable Environmental Laws. Borrower shall keep or cause each of the Properties to be kept free from Hazardous Substances (except those substances used and/or disposed of by Borrower or any tenant in the ordinary course of their respective businesses in compliance with all Environmental Laws. Borrower shall not itself, and shall not allow any tenant under any Lease to, install or use any underground storage tanks in violation of Environmental Laws, and, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Borrower shall enforce such prohibitions against any tenant under any Lease. Without limiting the generality of the foregoing, during the term of this Agreement, Borrower shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos-containing material.

6.5. Notice to Lender. Borrower shall promptly notify Lender if Borrower shall become aware of (i) the actual or potential existence of any Hazardous Substances on the Properties other than those occurring in the ordinary course of Borrower’s or any tenant’s business which do not violate, Environmental Laws, (ii) any direct or indirect violation of any Environmental Laws, (iii) any lien, action or notice affecting the Properties or Borrower resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Borrower or any of the Properties pursuant to any Environmental Laws or otherwise relating to Hazardous Substances affecting Borrower or any of the Properties, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any material respect if made at the time of such discovery. Immediately upon receipt of same, Borrower, shall deliver to Lender copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports, permits, applications or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under the Environmental Laws and relating to the Properties or to Borrower. Borrower shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws. Without limiting the foregoing, Borrower shall, promptly (on its own initiative or if required by Lenders) and regardless of the source of the contamination or threat to the environment or human health, at its own cost and expense, take all actions as shall be necessary or prudent, for the clean-up of any and all portions of the affected Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Lender) and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the affected Property. In the event Borrower fails to do so, Lender may, but shall not be obligated to, cause the affected Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loan. Borrower hereby grants to Lender and its agents and employees access to the Properties and a license to remove any items deemed by Lender to be Hazardous Substances and to do all things Lender shall deem necessary to bring the Properties into conformance with Environmental Laws.

6.6. Indemnification. Borrower covenants and agrees, at Borrower’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Lenders), and hold Lenders harmless from and against any and all liens, damages (including, without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Lender or the Properties, and arising directly or indirectly from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law with respect to Borrower or any of the Properties; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances on, in, under or affecting all or any portion of such Property or any surrounding areas, regardless of whether or not caused by or within the control of Borrower; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Property, originating from the Property, or otherwise associated with Borrower or any operations conducted on the Property at any time; (iv) the failure by Borrower to comply fully with the terms and conditions of this Article VI; (v) the breach of any representation or warranty contained in this Article VI; (vi) the enforcement of this Article VI, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from any Property or any portion of such Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of such Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the

Environmental Laws in connection with any Property or any portion of such Property or any surrounding areas. The indemnity set forth in this Section 6.1 shall also include any diminution in the value of the security afforded by the Properties or any future reduction in the sales price of the Properties by reason of any matter set forth in this Article VI. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under any of the Properties after foreclosure or other taking of title to such Properties by Lender or its successor or assigns. Lender’s rights under this Section shall survive payment in full of the Loan, taking of title to the Properties by Lender or its successors or assigns and foreclosure of the Mortgages, and shall be in addition to all other rights of Lender under the Mortgages, the Note and the other Loan Documents.

6.7. Hazardous Substances Audit. Upon Lender’s request, at any time after the occurrence of an Event of Default or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on any Property in violation of Environmental Laws, or on property contiguous with such Property, or that such Property may be in violation of the Environmental Laws, Borrower shall perform or cause to be performed, at Borrower’s sole cost and expense and in scope, form and substance satisfactory to Lender, an inspection or audit of the such Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of Hazardous Substances on such Property, the compliance or non-compliance status of such Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of such Property prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos on such Property or lead or substances containing lead or lead based paint (“Lead Based Paint”) on such Property. If Borrower fails to provide reports of such inspection or audit within thirty (30) days after such request, Lender may order the same, and Borrower hereby grants to Lender and its employees and agents access to any such Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the applicable Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender by Borrower on demand and shall be secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loans.

6.8. Maintenance Programs. Borrower covenants and agrees to maintain and adhere to all operations and maintenance programs presently (collectively, the “Maintenance Programs”) in place or as may be required in accordance herewith at any of the Properties as designed by an environmental consultant, satisfactory to Lender, with respect to asbestos containing materials (“ACM’s”), consistent with “Guidelines for Controlling Asbestos-Containing Materials in Buildings” (USEPA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the Loans secured hereby are repaid in full. In furtherance of the foregoing, Borrower shall inspect and maintain all ACM’s on a regular basis and ensure that all ACM’s shall be maintained in a condition that prevents exposure of residents to ACM’s at all times. Without limiting the generality of the preceding sentence, Lender may require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (ii) an amendment to such Maintenance Program to address changing circumstances, laws or other matters, (iii) at Borrower’s sole expense, supplemental examination of any Property by consultants specified by Lender, and (iv) variation of the Maintenance Program in response to the reports provided by any such consultants.

6.9 Existing Remediation and Monitoring Programs. Without limiting any of Borrower’s other representations, warranties or covenants in this Article VI, Borrower covenants that it shall continue to timely comply with the terms and provisions of the existing remediation and monitoring programs with respect to the Properties as previously disclosed to Lender. Notwithstanding the terms and provisions contained in any remediation and monitoring program with respect to such Properties, as between Borrower and Lender, Borrower shall remain responsible for complying with all Environmental Laws and indemnifying Lender for any losses, claims and expenses as set forth in this Article VI.

6.10 Guaranty. Reference is made to the Environmental Indemnity Agreement. The provisions of this Agreement and the Hazardous Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Lender.

6.11 Operation and Maintenance. Borrower agrees that if it has been, or if at any time hereafter it is, determined that any of the Properties contains either Lead Based Paint or Microbial Matter in violation of Environmental Laws on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Borrower shall, at its sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint or Microbial Matter, as applicable on or at the applicable Properties, which plans shall be prepared by an expert, and be in form, scope and substance, acceptable to Lenders (together with any Lead Based Paint Report or Microbial Matter Report, as applicable, an “O&M Plan”). (If an O&M Plan has been prepared prior to the date hereof, Borrower agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under Environmental Laws.

ARTICLE VII

ADDITIONAL REPRESENTATIONS AND WARRANTIES

AND COVENANTS OF BORROWER

7.1. Expenses. Borrower shall pay on the B Loan Closing Date or within ten (10) Business Days after Lender’s demand therefor, as appropriate: (a) all of Lender’s fees, costs and expenses in connection with the Loan, including, without limitation, Lender’s legal fees, expenses and disbursements, the costs of appraisals, environmental studies, engineering reports, title insurance, surveys, mortgage recording taxes and fees, filing and other recording fees and charges, inspection fees, credit report fees, environmental report charges, taxes, tax and insurance fees and escrow fees and all other usual and customary loan closing expenses (collectively, “Expenses”); (b) all Expenses incurred in connection with the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement or the other Loan Documents; and (c) all Expenses incurred in the successful prosecution or defense of any action in any way related to any of the Loan Documents, including, without limitation, any action for declaratory relief; together with interest thereon until paid, at the applicable Default Interest Rate. Lender shall provide to Borrower copies of invoices, statements or other records documenting such amounts to the extent available to Lender.

7.2. Compliance with Loan Documents. Borrower will duly observe and perform in all material respects the Secured Obligations.

7.3. Representations, Warranties and Covenants with Respect to Indebtedness, Operations and Fundamental Changes of Borrower; Maintenance of Separate Existence. Borrower represents, warrants and covenants as of the date hereof and until such time as the Loan is paid in full, that Borrower:

(a) shall not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change Borrower’s partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Borrower’s existence as a single purpose bankruptcy remote entity;

(b) shall not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any Person;

(c) has not and will not guarantee or pledge its assets for the benefit of, or otherwise become liable on or in connection, with any obligation of any other Person (nor has previously so acted) nor shall it make any loan except, in each case, as permitted in the Loan Documents;

(d) does not own and will not own any asset other than (i) the Properties, (ii) Collateral and (iii) other incidental personal property necessary for the operation of the Properties;

(e) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, leasing, management and operation of the Properties;

(f) shall not enter into any contract or agreement with any general partner, principal, affiliate or member of Borrower, as applicable, or any affiliate of any general partner, principal or member of Borrower, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

(g) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan, and (ii) advances or trade payables or accrued expenses incurred in the ordinary course of business of operating the Properties;

(h) has not made and will not make any loans or advances to any third party (including, but not limited to, any affiliate) except to tenants of the Properties for tenant improvements, repairs or furniture, fixtures and equipment (which loans shall constitute Collateral);

(i) is solvent and is able to pay its debts from its assets as the same become due and the Loan and the transactions contemplated by this Agreement will not cause Borrower to be insolvent;

(j) has done or caused to be done and will do all things necessary to preserve its existence;

(k) shall conduct and operate its business in its own name and as presently conducted and operated separate from those of any affiliate of Borrower;

(l) shall maintain (and has continuously maintained) financial statements, books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners or members, as applicable. Borrower shall prepare unaudited quarterly and annual financial statements, and the Borrower’s financial statements shall substantially comply with generally accepted accounting principles;

(m) shall be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including, without limitation, any affiliate, general partner or member, as applicable, or any affiliate of any general partner or member of the Borrower, as applicable);

(n) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(o) will not seek the dissolution or winding up, in whole or in part, of the Borrower;

(p) shall maintain (and has continuously maintained) its principal executive office and telephone and facsimile numbers separate from that of any affiliate of Borrower and shall conspicuously identify (and has continuously identified) such office and numbers as its own and shall use (and has continuously used) its own separated stationery, invoices and checks which reflect its address, telephone number and facsimile number, as appropriate (which, however, may be within the premises of and leased from an affiliate so long as overhead and expenses for such shared office space is by written agreement allocated fairly and reasonably);

(q) will not commingle the funds and other assets of Borrower with those of any general partner, member, affiliate, principal or any other Person. Borrower funds shall only be used for the business of Borrower, including, without limitation, all permitted corporate purposes;

(r) has and will maintain its assets in such a manner that it is not unreasonably costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person;

(s) does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

(t) will not do any act which would make it impossible to carry on the ordinary business of Borrower;

(u) will not possess or assign any of the Properties or incidental personal property necessary for the operation of the Properties for other than a business or company purpose;

(v) will not sell, encumber or otherwise dispose of all or substantially all of the Properties or incidental personal property necessary for the operation of the Properties;

(w) will not hold title to Borrower’s assets other than in Borrower’s name;

(x) shall file or cause to be filed tax returns by CF, whose consolidated tax returns include Borrower;

(y) shall observe all customary formalities regarding the existence of the Borrower, including holding meetings and maintaining current and accurate minute books separate from those of any affiliate of Borrower;

(z) no affiliate of Borrower shall be appointed or act as agent of the Borrower, other than, as applicable, a property manager with respect to the Properties;

(aa) shall make investments in the name of the Borrower directly by the Borrower or on its behalf by brokers engaged and paid by the Borrower or its agents;

(bb) shall pay or cause to be paid its own liabilities and expenses of any kind, including but not limited to salaries of its employees, only out of its own separate funds and assets;

(cc) shall reflect the Borrower’s ownership interest in all data and records (including computer records) used by the Borrower or any affiliate of Borrower in the collection and administration of any loan;

(dd) shall not invest any of Borrower’s funds in securities issued by, nor shall Borrower acquire the indebtedness or obligation of, any affiliate of Borrower;

(ee) shall correct any material misunderstanding that is known by Borrower regarding its name or separate identity;

(ff) shall not, without the prior written vote of one hundred percent (100%) of its partners or members, as applicable, and the affirmative vote of the Independent Directors,

institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of Borrower’s property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due or declare or effectuate a moratorium on payments of its obligation; or take any action in furtherance of any such action; and

(gg) shall have a board of directors which has at least two (2) directors each of which shall be an Independent Director. “Independent Director” means a natural person who has not been, and during the continuation of his or her services as Independent Director (i) except in the capacity as an Independent Director is not an employee, officer, director, shareholder, partner, member, counsel or agent of any partner, member, shareholder of Guarantor, Borrower or any affiliate of Borrower, (ii) is not a present or former customer or supplier of any partner, member, shareholder of Guarantor, Borrower or any affiliate of Borrower, or other person or entity who derives or is entitled to derive any of its profits or revenues or any payments (other than any fee paid to such director as compensation for such director to serve as an Independent Director) from any partner, member, shareholder of Guarantor, Borrower or any affiliate of Borrower, (iii) is not (and is not affiliated with an entity that is) a present or former advisor or consultant to any partner, member, shareholder of Guarantor, Borrower or any affiliate of Borrower, (iv) is not a spouse, parent, child, grandchild or sibling of, or otherwise related (by blood or by law) to, any of (i), (ii) or (iii) above, and (v) is not affiliated with a person or entity of which any partner, member, shareholder of Guarantor, Borrower or any affiliate of Borrower is a present or former customer or supplier, provided, however, that an entity that provides independent directors as a service for a fee is not prohibited under this paragraph from providing one or more independent directors to the board of directors. In the event of the death, incapacity, resignation or removal of an Independent Director, a replacement Independent Director shall promptly be appointed and no action requiring the consent of the Independent Director shall be taken until a replacement Independent Director has been appointed. In addition, no Independent Director may be removed unless his or her successor satisfying the definition hereunder has been appointed.

7.4. Payment of Taxes. Borrower will pay, or cause to be paid pursuant to the provisions of Section 9.2 below, all taxes, assessments, or other governmental charges levied upon any of the Properties or its other assets, or in respect of its income before the same become delinquent, except that it will have the right to contest the assessment and payment of such taxes, assessments and other charges in the manner provided in the Mortgages.

7.5. Litigation. Borrower will give Lenders prompt written notice of (a) any litigation or claims of any kind which, to its knowledge, might subject Borrower to any liability which may materially and adversely affect Borrower’s ability to repay the Loans, whether covered by insurance or not, and in any event any litigation in which the plaintiffs’ claims exceed $500,000 and (b) all complaints and charges filed by any governmental agency materially adversely affecting any of the Properties or the Collateral, or exercising supervision or control of Borrower, or its business or assets.

7.6. Indemnification of Lender. Borrower hereby agrees to defend, protect, indemnify and hold Lenders, their directors, officers, employees, agents, successors and assigns (including, without limitation, any participants in the Loans), harmless from and against any and all losses, liabilities, fines, claims, actions, judgments, costs, expenses or damages, to the extent such losses, liabilities, fines, claims, actions, judgments, costs, expenses or damages do not arise out of a Lender’s willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction) asserted against a Lender by any person, entity or Governmental Authority arising out of or in connection with Borrower’s ownership or use of any of the Properties, including, but not limited to, any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against any Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Properties or any nuisance made or suffered thereon, including, without limitation, in any case, reasonable attorneys’ fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Loans. Lenders will be entitled to appear in any action or proceeding to defend themselves against such claims, and all costs incurred by Lender in connection therewith, including reasonable attorneys’ fees, shall be paid by Borrower to the respective Lender upon request. Lenders shall, at their option, and subject to Borrower’s reasonable prior written approval, be entitled to settle or compromise any asserted claim against such Lender, and such settlement shall be binding upon Borrower for purposes of this indemnification. Payment thereof by a Lender or the payment by a Lender of any such judgment or claim successfully perfected against such Lender shall bear interest at the Default Interest Rate and shall be payable within ten (10) Business Days after such Lender’s demand therefor. Such Lender shall provide copies of invoices, statements or other records documenting such amounts to the extent available to such Lender.

7.7. Change in Position. Borrower agrees immediately to inform Lender of any material adverse change in the financial condition of Borrower and/or any transfer of ownership of any material assets of Borrower or any change in the location of Borrower’s principal executive office.

7.8. Secondary Financing. Any further secondary financing of any type encumbering any Property or the Collateral, or any portion thereof, is prohibited without the prior written consent of Lenders, which consent shall be in Lenders’ absolute discretion.

7.9. Further Assurances. Borrower shall, on the request of Lenders and at the expense of Borrower: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary to carry out the purposes of this Agreement and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Properties; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Lenders to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Lenders, upon Lenders’ request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Lenders and in form and substance supplied by Lenders, setting forth all amounts due under the Notes, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the Loans and containing such other matters as Lenders may reasonably require.

7.10. Assignment. Without the prior written consent of Lenders, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.

7.11. Management Agreements. Borrower shall not modify, amend or terminate any Management Agreement without the prior written consent of Lenders. In the event a Manager elects to terminate its services under the Management Agreement as may be permitted in such Management Agreement, within thirty (30) days following such termination Borrower shall enter into a new Management Agreement in form and substance reasonably acceptable to Lenders and the Rating Agencies and with a manager acceptable to Lenders and the Rating Agencies.

ARTICLE VIII

REPORTING COVENANTS

8.1. Financial Statements and Books and Records. Borrower shall keep accurate books and records of account of each Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles, consistently applied. Borrower is and shall continue to provide Lenders with reporting information which complies with the Commercial Real Estate Secondary Market and Securitization Association Standards and in electronic format and such other format as Lenders may require. Lenders and their duly authorized representatives shall have the right to examine, copy and audit Borrower’s records and books of account at all reasonable times. The cost of such examination and audit shall be at the expense of Lender, (x) unless there exists an Event of Default or (y) at such other time as Lenders have reasonable grounds to believe that Borrower’s financial statements are inaccurate or incomplete and such audit discloses a material inaccuracy. Throughout the Loan term, Borrower shall also furnish to Lender and the Rating Agencies (a) unaudited quarterly financial statements and operating statements for the Properties together with unaudited annual financial and operating statements for the twelve (12) months ending with such quarter, collectively, (b) quarterly current Rent Rolls (containing all of the information set forth in Section 5.1(ee)(i), above) for each Property, (c) to the extent the tenant or tenants of such Property are required to report sales, current quarterly sales reports for each retail Property, and (d) audited annual financial and operating statements for all of the Properties, collectively, prepared by a ‘Big Four’ accounting firm or other independent certified public accountant acceptable to Lenders. Such annual financial statements shall include, without limitation, (i) a balance sheet, (ii) a statement of income and expenses reflecting the actual and complete results of the operation of each Property for the prior fiscal year, and (iii) a statement of cash flow, each in reasonable detail. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The quarterly statements must be delivered to Lenders within forty-five (45) days following the respective quarter and the annual statements must be delivered to Lender within ninety (90) days of the year end. In addition, upon Lenders’ or the Rating Agencies’ request from time to time, Borrower shall furnish or cause to be furnished current annual financial statements on the Guarantor in a form reasonably satisfactory to Lenders, and on any person or entity having a direct ownership interest in the Borrower, together with such other information concerning the financial condition or operation of the Borrower and/or the Property and/or Guarantor as may be reasonably requested by Lenders. If any of the aforementioned materials are not furnished to Lenders within the applicable time periods or Lenders are dissatisfied with the contents of any of the foregoing and has notified Borrower of its dissatisfaction, in addition to any other rights and remedies of Lenders contained herein, Lenders shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lenders, in which event Borrower agrees to pay, or to reimburse Lenders for, any expense of such audit if such audit discloses a material inaccuracy from the materials furnished by Borrower and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

8.2. Representations and Warranties. Borrower agrees that all financial statements to be delivered to Lenders pursuant to this Article VIII shall: (a) be complete and correct in all material respects; (b) present fairly the financial condition of the party, including all material liabilities; and (c) be prepared in accordance with generally accepted accounting principles, consistently applied. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, no Properties have been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement, except as disclosed by Borrower in a writing delivered to Lenders. Borrower agrees that all Rent Rolls and other information to be delivered to Lender pursuant to this Article VIII shall not contain any material misrepresentation or omission of a material fact.

ARTICLE IX

CASH MANAGEMENT AGREEMENT;

RESERVES AND IMPOUND ACCOUNTS

9.1. Cash Management Agreement. As of the B Loan Closing Date, Borrower and Lender shall have amended the Cash Management Agreement (the “Cash Management Agreement”) which governs the collection and distribution of revenues as generated from the Properties throughout the term of the Loans. Pursuant to the Cash Management Agreement, Borrower has established separate accounts (the “Cash Management Accounts”) with a bank (the “Clearing Bank”) designated by Borrower and acceptable to Lenders through which all rents and other receipts from the Properties (collectively the “Revenues”) are cleared. All cash held in accounts under the Cash Management Agreement which are under the dominion and control of the Lenders or any other accounts held by or on Lenders’ behalf and established pursuant to the Loan Documents, shall be held in Permitted Investments. Until the earliest to occur of (1) the date upon which the Lenders determine that the ratio of (a) Net Cash Flow for the immediate preceding 12-month period from ongoing and continuous operations of the Properties to (b) the annual debt service on the Loans, has fallen below 1.15:1.00, as determined by Lenders (the “Minimum Coverage Ratio”) (and Borrower fails to post Additional Collateral as provided in the

Cash Management Agreement) (“CS Event 1”) or (2) an Event of Default under the Loan Documents (“CS Event 2”) (each, a “Sweep Event”), the Clearing Bank will transfer all receipts daily from Lenders’ controlled account into Borrower’s account pursuant to the provisions of the Cash Management Agreement. The period following a Cash Sweep Event shall be referred to as the “Cash Management Period”. The Cash Management Agreement amended on the B Loan Closing Date shall include the payments due New Lender under the B Note in the event of a Cash Sweep Period.

9.2. Tax and Insurance Impound Account. Borrower has established and shall maintain at all times throughout the term of the Loan an impound account (the “Impound Account”) with Existing Lender for the benefit of Lenders for payment of real estate taxes and assessments and insurance on all the Properties and as additional security for the Loan. Borrower shall, at all times maintain deposits in the Impound Account reasonably determined by Lenders to be necessary to ensure that there will be on deposit with Existing Lender for the benefit of Lenders an amount which, when added to the monthly payments subsequently required to be deposited with Lenders hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Existing Lender for the benefit of Lenders in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Properties at least one (1) month prior to the earlier of (a) the delinquent date thereof or (b) any such date by which the Borrower is required by law to pay same, and the next due annual insurance premiums with respect to the Properties at least one (1) month prior to the due date thereof. On each monthly payment date under the Note, Borrower shall pay to Existing Lender for the benefit of Lenders, concurrently with and in addition to the monthly payment due under the Note and until the Loan is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Properties, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Borrower is required to maintain hereunder, each as estimated and determined by Lender. So long as no Event of Default has occurred, all sums in the Impound Account shall be held by Existing Lender for the benefit of Lenders in the Impound Account to pay said taxes and assessments before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Existing Lender for the benefit of Lenders, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes and assessments to be paid from the Impound Account, and so long as no Event of Default has occurred, Existing Lender for the benefit of Lenders shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. Borrower agrees that it shall pay all said insurance premiums before the same become delinquent directly to the party entitled thereto. So long as no Event of Default has occurred, sums held in the Impound Account by Existing Lender for the benefit of the Lenders shall be disbursed by Existing Lender to Borrower within ten (10) Business Days after Borrower’s request to reimburse Borrower for the payment of said insurance premiums to the extent funds are available for such purpose in the Impound Account. Borrower shall with each reimbursement request (which shall not be more frequent than once in any thirty (30) day period) submit copies of receipts, statements or invoices evidencing payment of such insurance premiums acceptable to Lenders. In the event Borrower fails to pay said insurance premiums before the same become delinquent, Lenders shall have the right to make such payment to the party entitled thereto on Borrower’s behalf with the sums held by Existing Lender for the benefit of the Lenders in the Impound Account. In making any payment from the Impound Account, Lenders shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lenders’ option and in Lenders’ discretion, may either be held in a separate account or be commingled by Existing Lender with the general funds of Existing Lender.

9.3 Repair and Remediation Reserve. Prior to the execution of this Agreement, Lender has caused each Property in the Property Pool to be inspected and such inspection has revealed that certain Properties (each, a “Deferred Maintenance Property” and collectively, the “Deferred Maintenance Properties”) are in need of certain maintenance, repairs and/or remedial or corrective work. Contemporaneously with the execution hereof, Borrower has established with the Lender a reserve in the amount of Six Hundred Forty-Four Thousand and 00/100 Dollars ($644,000.00) (the “Repair and Remediation Reserve”) by depositing such amount with Existing Lender. Borrower shall cause each of the items described in Schedule 4 attached hereto and made a part hereof (the “Deferred Maintenance”) to be completed, performed, remediated and corrected to the satisfaction of Lender and as necessary to bring the Deferred Maintenance Properties into compliance with all applicable laws, ordinances, rules and regulations on or before the expiration of one hundred-eighty (180) days after the B Loan Closing Date, as such time period may be extended by Lender in its reasonable discretion. Lender shall have the right to inspect the work from time to time to insure that the work is being completed in a good and workmanlike manner.

So long as no Default or Event of Default has occurred and is continuing, all sums in the Repair and Remediation Reserve shall be held by Lender in the Repair and Remediation Reserve to pay the costs and expenses of completing the Deferred Maintenance. So long as no Default or Event of Default has occurred and is continuing, Lender shall, to the extent funds are available for such purpose in the Repair and Remediation Reserve, disburse to Borrower the amount paid or incurred by Borrower in completing, performing, remediating or correcting the Deferred Maintenance upon (a) the receipt by Lender of a written request from Borrower for disbursement from the Repair and Remediation Reserve and a certification by Borrower in the form annexed hereto as Exhibit D that the item or segment of Deferred Maintenance has been fully completed and that all Deferred Maintenance work with respect to any item or segment at a Property for which funds are requested has been completed in accordance with the terms of this Agreement, (b) delivery to Lender of invoices, receipts or other evidence satisfactory to Lender verifying the costs of the Deferred Maintenance to be reimbursed, (c) if applicable, delivery to Lender of any and all certifications from inspecting architects, engineers or other consultants reasonably acceptable to Lender describing the completed work, verifying the completion of the work and the value of the completed work and, if applicable, certifying that the Deferred Maintenance Properties are, as a result of such work, in compliance with all applicable laws, ordinances rules and regulations relating to the Deferred Maintenance so performed, (d) delivery to Lender of affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Deferred

Maintenance Properties with respect to such item or segment have been paid all amounts due for such labor and materials furnished to the Deferred Maintenance Properties, and (e) the receipt by Lender of an administrative fee for each disbursement request in an amount equal to all of Lender’s out of pocket costs and expenses plus Lender’s then customary charge for performing such service, but in no event less than $1,000.00. Lender shall not be required to make advances from the Repair and Remediation Reserve more frequently than once in any thirty (30) day period and for an amount less than $10,000. In making payment from the Repair and Remediation Reserve Lender shall be entitled to rely on the request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. The Repair and Remediation Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender.

9.4 Replacement Reserve; Tenant Improvements and Leasing Commissions Reserve.

(a) During the continuance of a Cash Management Period, Borrower shall establish and maintain at all times during such period a replacement reserve (the “Replacement Reserve”) with Lender for payment of certain costs and expenses, incurred by Borrower or which may otherwise be necessary, in connection with the repair and maintenance of the Properties, including, but not limited to, the roofs, gutters, downspouts, paving, curbs, driveways, ramps, exterior walls, exterior doors and doorways, windows, elevators and mechanical and HVAC equipment (collectively, the “Repairs”). During the continuance of a Cash Management Period, Borrower shall pay Lender, concurrently with and in addition to the monthly payment due under the Note, a deposit to the Replacement Reserve in the amount determined by the formula set forth in Schedule 3 for such reserve. Lender shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing such Repairs within ten (10) Business Days following: (i) the receipt by Lender of a written request from Borrower for disbursement from the Replacement Reserve and a certification by Borrower in the form attached hereto as Exhibit D that the applicable item of Repair has been completed; (ii) the delivery to Lender of invoices, receipts or other evidence satisfactory to Lender, verifying the cost of performing the Repairs; (iii) for disbursement requests in excess of $150,000 in the aggregate within any thirty (30) day period as to any single Property, the delivery to Lender of affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the applicable Property have been paid all amounts due for labor and materials furnished to such Property; (iv) for disbursement requests in excess of $300,000 in the aggregate within any thirty (30) day period as to any single Property, delivery to Lender of a certification from an inspecting architect or other third party acceptable to Lender describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs; (v) delivery to Lender of a new certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Borrower that no new certificate of occupancy is required; and (vi) the receipt by Borrower of an administration fee for each disbursement request in an amount equal to all of Lender’s out of pocket costs and expenses plus Lender’s then customary charge for performing such services but in no event less than $1,000.

Lender shall not be required to make advances from the Replacement Reserve more frequently than once in any thirty (30) day period and for an amount less than $10,000. In making any payment from the Replacement Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. During any Cash Management Period, Lender may, at Lender’s expense, make or cause to be made an annual inspection at the Properties to determine the need, as determined by Lender in its reasonable judgment, for further Repairs of the Properties. In the event that such inspection reveals that further Repairs of the Properties are required, Lender shall provide Borrower with a written description of the required Repairs and Borrower shall complete such Repairs to the reasonable satisfaction of Lender within ninety (90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in its reasonable discretion. The Replacement Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender.

(b) During the continuance of a Cash Management Period, Borrower shall establish and maintain at all times during such period a reserve for tenant improvements and leasing commissions (the “TI/LC Reserve”) with Lender for payment of leasing commissions and tenant improvement costs and expenses incurred by Borrower in connection with re-leasing the Properties pursuant to Leases approved, or deemed approved, by Lender (collectively, the “Leasing Costs”). During the continuance of a Cash Management Period, Borrower shall pay Lender, concurrently with and in addition to the monthly payment due under the Note, a deposit to the TI/LC Reserve in the amounts determined by the formulas set forth in Schedule 3 for such reserves. Lender shall, to the extent funds are available for such purpose in the TI/LC Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing such Leasing Costs within ten (10) Business Days following: (i) the receipt by Lender of a written request from Borrower for disbursement from the TI/LC Reserve and a certification by Borrower in the form annexed as Exhibit D that (1) for Leasing Costs consisting of commissions payable to brokers not affiliated with Borrower and at a rate not greater than the then-current market rate, such leasing commission has been paid by Borrower, and (2) for Leasing Costs consisting of amounts required to be expended pursuant to the relevant Lease for tenant improvement or related costs, said Leasing Costs have been incurred, (ii) the delivery to Lender of invoices, receipts or other evidence satisfactory to Lender verifying the cost of such Leasing Costs; (iii) for disbursement requests for Leasing Costs in excess of $150,000 in the aggregate within any thirty (30) day period as to any single Property, the delivery to Lender of affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the property have been paid (or will be paid out of such disbursement) all amounts due for labor and materials furnished to the applicable Property; (iv) for disbursement requests for Leasing Costs in excess of $300,000 in the aggregate within any thirty (30) day period as to any single Property (other than with respect to leasing commissions), delivery to Lender of a certification from an inspecting architect or other third party acceptable to Lender describing the completed tenant improvement or other work, and verifying the completion and the value thereof; (v) for disbursement requests for Leasing Costs in excess of $300,000 in the aggregate within any thirty (30) day period as to any single Property (other than with respect to leasing commissions), evidence satisfactory to Lender that there exists sufficient funds in the TI/LC Reserve to complete the tenant improvement or other work; (vi) delivery to Lender of a new certificate of occupancy for the portion of the Improvements covered by such Lease for the applicable Property, if said new certificate of occupancy was required by law, or a certification by Borrower that no new certificate of occupancy was required; (vii) for disbursement requests for Leasing Costs in excess of $300,000 in the aggregate within any thirty (30) day period as to any single Property (other than with respect to leasing commissions), delivery to Lender of an estoppel certificate from the tenants of the relevant premises in form and substance reasonably acceptable to Lender; and (viii) the receipt by Lender of an administrative fee for each disbursement request in an amount equal to all of Lender’s out of pocket costs and expenses plus Lender’s then customary charge for performing such services but in no event less than $1,000. Lender shall not be required to make advances from the TI/LC Reserve more frequently than once in any thirty (30) day period and for an amount less than $10,000. In making any payment from the TI/LC Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. The TI/LC Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender.

9.5 Environmental Reserve.

(a) Contemporaneously with the execution hereof, Borrower has established with Lender a reserve in the amount of $12,650.00 (the “Environmental Reserve”) by depositing such amount with Existing Lender for the benefit of the holder of the A Note and the holder of the B Note to fund potential remediation work as more particularly described in that certain Environmental Site Assessment dated January 28, 2004 and prepared by ATC for New Lender (the “Environmental Report”; such work, the “Environmental Work”), with respect to the Property located at Home Depot and Home Depot Expo, Emeryville, California (identified as Property #’s CA0010598 and CA0010603, respectively on Exhibit A attached hereto) to be performed and completed to the satisfaction of Lender and as recommended in the Environmental Report.

(b) So long as no Default or Event of Default has occurred and is continuing, all sums in the Environmental Reserve shall be held by Lender in the Environmental Reserve to pay the costs and expenses of completing the Environmental Work. So long as no Default or Event of Default has occurred and is continuing, Existing Lender shall, to the extent funds are available for such purpose in the Environmental Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing and completing the Environmental Work upon (i) the receipt by Lender of a written request from Borrower for disbursement from the Environmental Reserve and a certification by Borrower in the form annexed as Exhibit D that the Environmental Work has been fully completed in accordance with the terms of this Agreement, (ii) delivery to Lender of invoices, receipts or other evidence satisfactory to Lender verifying the costs of the Environmental Work to be reimbursed, (iii) delivery to Lender of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Lender describing the completed work, verifying the completion of the work and the value of the completed work and, if applicable, certifying that such work has been performed in compliance with all applicable laws, ordinances rules and regulations relating to the Environmental Work so performed,

(iv) delivery to Lender of affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Property have been paid (or will be paid out of such disbursement) all amounts due for such labor and materials furnished to the Property, and (v) the receipt by Lender of an administrative fee in an amount equal to all of Lender’s out of pocket costs and expenses plus Lender’s then customary charge for performing such services but in no event less than $1,000. Lender shall not be required to make more than one (1) payment from the Environmental Reserve. In making the payment from the Environmental Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. The Environmental Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Existing Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Existing Lender with the general funds of Existing Lender.

9.6 Prepaid Rent Reserve.

(a) Prior to the execution of this Agreement, Borrower has established with Existing Lender a reserve in the amount of $187,306 (the “Prepaid Rent Reserve”) by depositing with Existing Lender an amount equal to two-thirds (2/3rds) of the amount of rent paid quarterly in advance (i.e., paid prior to the period to which such rent applies) for the Ground Leases listed on Schedule 5.1(ee)(iii) (the “Quarterly Ground Leases”). Existing Lender shall hold the Prepaid Rent Reserve throughout the term of the Loan, as Lender for the benefit of the holder of the A Note and holder of the B Note. Borrower shall provide to Existing Lender a quarterly certificate as to the amount of the rent paid under the Quarterly Ground Leases more than thirty (30) days in advance, together with any other rents similarly paid (i.e., paid prior to the period to which such rent applies) more than thirty (30) days in advance under any other Leases (collectively, the “Prepaid Rents”). The amount of the Prepaid Rent Reserve shall be adjusted quarterly by Lender to reflect any increase or decrease in the amount of Prepaid Rents collected by Borrower such that the amount of the Prepaid Rent Reserve shall always equal the amount of Prepaid Rents. Borrower agrees that if at any time the Prepaid Rent Reserve is less than the Prepaid Rents, Borrower shall deposit with Existing Lender for the benefit of the holder of the A Note and the holder of the B Note such additional funds necessary to properly fund the Prepaid Rent Reserve. So long as no Default or Event of Default has occurred and is continuing, Existing Lender shall disburse to Borrower any excess funds above and beyond the amount required to be in the Prepaid Rent Reserve from time to time. Existing Lender shall not be required to make more than one (1) payment per ninety (90) day period.

(b) The Prepaid Rent Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Existing Lender’s option and in Existing Lender’s discretion, may either be held in a separate account or be commingled by Existing Lender with the general funds of Existing Lender.

9.7 Interest Payable by Lender. Existing Lender shall cause funds in the Impound Account, the Repair and Remediation Reserve, the Replacement Reserve, the TI/LC Reserve, and the Environmental Reserve, if any, to be deposited into an interest bearing account (which shall be a Permitted Investment) of the type customarily maintained by Existing Lender or its servicing agent for the investment of similar reserves, which account may not yield the highest interest rate then available. All accounts must be and continue to be held with a financial institution rated at least “A” by Fitch and at least “Aa2” by Moody’s, or if not rated by Fitch and Moody’s, correspondingly by at least two (2) Rating Agencies, or otherwise acceptable to Fitch and Moody’s. Interest payable on such amounts shall be computed based on the daily outstanding balance in such account. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to such account by Borrower. All interest earned on amounts contributed to such account shall be retained by Lender and added to the balance in the Impound Account, the Repair and Remediation Reserve, the Replacement Reserve, and the TI/LC Reserve, as applicable, and shall be disbursed for payment of the items for which other funds in such reserves are to be disbursed.

9.8 Pledge of Security Interest in Impound and Reserve Accounts.

(a) As additional security for the Secured Obligations, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lenders, and hereby grants to Lenders a security interest in, (i) the Impound Account, the Repair and Remediation Reserve, the Replacement Reserve, the TI/LC Reserve, the Environmental Reserve, the Prepaid Rent Reserve, the Cash Management Accounts, and any other reserve or escrow account established, pursuant to the terms hereof or of any other Loan Documents (collectively, the “Reserves”), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance of said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Borrower hereby authorizes and consents to the account into which the Reserves have been or will be deposited being held in Lender’s name or the name of any entity servicing the Note for Lender and hereby acknowledges and agrees, that Lender, or at Lender’s election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Lender herein may be delivered by Lender at any time to the financial institution wherein the Reserves have been established, and Lender, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Borrower hereby assumes all risk of loss with respect to amounts on deposit in the Reserves except to the extent such loss is caused by Lender’s willful misconduct or gross negligence. Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Borrower’s direction and is not the exercise by Lender of any right of set-off or other remedy upon an Event of Default. Borrower hereby waives all right to withdraw funds from the Reserves except as provided in the Cash Management Agreement. If an Event of Default shall occur hereunder or under any other of the Loan Documents, then Lender may, without notice or demand on Borrower or Guarantor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the obligations of Borrower under the Loan Documents in such manner or as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to

Borrower, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, and/or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Event of Default hereunder or under the other Loan Documents.

(b) The Reserves are solely for the protection of Lenders and entail no responsibility on Lender’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of the Notes by Lenders, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lenders, as assignor, with respect thereto shall terminate. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Existing Lenders for the purposes and items for which the applicable Reserve is held, such excess may be credited by Existing Lender for the benefit of Lender on subsequent payments to be made hereunder or, at the option of Lenders, refunded to Borrower. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Borrower shall, within ten (10) days after receipt of written notice thereof, deposit with Existing Lender for the benefit of Lender the full amount of any such deficiency. If Borrower shall fail to deposit with Existing Lender the full amount of such deficiency as provided above, either Lender shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Lenders, together with interest thereon at the Default Interest Rate from the date so deposited by Lenders until actually paid by Borrower, shall be immediately paid by Borrower to the applicable Lender on demand and shall be secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loans. Upon full payment of the Loans in accordance with its terms or at such earlier time as Lenders may elect, the balance of any or all of the Reserves then in Existing Lenders’ possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

(c) By exercising any of its rights or remedies under this Section 9.8 (including, without limitation, taking possession of the Reserves), Lenders shall not be deemed to have exercised any equitable right of setoff, or foreclosed any statutory banker’s lien. Accordingly, the exercise of any or all of Lenders’ rights and remedies under this Section 9.8 shall not in any way prejudice or affect Lenders’ right to initiate and complete a judicial or non-judicial foreclosure under the Mortgages. This Agreement evidences the consensual granting of a personal property security interest in the Reserves as permitted by any applicable Uniform Commercial Code as adopted and enacted by the State or States where any of the Reserves are held (the “Uniform Commercial Code”).

ARTICLE X

DEFAULTS AND REMEDIES

10.1. Events of Default. The occurrence of any of the following events (each an “Event of Default”) shall be an Event of Default hereunder and under each Loan Document:

(a) Borrower fails to punctually perform any covenant, agreement or obligation under any Loan Document which requires payment of any money to Lender at the time or within any applicable period set forth in such Loan Document, or if no time or period is set forth in such Loan Document, then within ten (10) Business Days of the date such payment is due (except that no grace period or notice period is provided for the payment of principal and interest due on any Payment Date or on the Maturity Date), or following demand if there is no due date.

(b) Borrower fails to perform any covenant, agreement, obligation, term or condition set forth in Section 2.11 hereof, Section 2.14, Section 7.3 hereof, or Article IV hereof.

(c) Borrower fails to perform any other Secured Obligation or condition set forth in any Loan Document other than those otherwise described in this Section 10.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from a Lender to Borrower; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such default promptly after receipt of notice thereof from a Lender and Lenders’ security is not otherwise materially impaired, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days.

(d) Any representation or warranty made herein, in or in connection with any application or in the Loan Commitment or in the Supplemental Loan Commitment relating to the Loans evidenced by the Notes, or in any of the other Loan Documents to Lender by Borrower, by any principal, general partner or managing member in Borrower or by any indemnitor or guarantor (including Guarantor) under any indemnity or guaranty executed in connection with the Loans is determined by a Lender to have been false or misleading in any material respect with respect to any one or more Properties or otherwise with respect to the Loans at the time made.

(e) An Event of Default occurs under any of the other Loan Documents.

(f) Borrower, any general partner or member in Borrower or any indemnitor or guarantor (including Guarantor) under any indemnity or guaranty executed in connection with the Loan becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay debts as they mature, or petitions or applies to any tribunal for, or consents to or fails to contest the appointment of, a receiver, trustee, custodian or similar officer for Borrower, for any such general partner or member of Borrower or for any such indemnitor or guarantor (including Guarantor) or for a substantial part of the assets of Borrower, of any such general partner or member of Borrower or of any such indemnitor or guarantor (including Guarantor), or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect with respect to Borrower, any general partner or member in Borrower or any indemnitor or guarantor (including, but not limited to, Guarantor).

(g) A petition is filed or any case, proceeding or other action is commenced against Borrower, against any general partner or member of Borrower or against any indemnitor or guarantor (including Guarantor) under any indemnity or guaranty executed in connection with the Loan seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Borrower, against any general partner or member of Borrower or against any indemnitor or guarantor (including Guarantor) under any indemnity or guaranty executed in connection with the Loan, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Borrower, of any such general partner or member of Borrower or of any such indemnitor or guarantor (including Guarantor), a receiver, trustee, custodian or similar officer for Borrower, for any such general partner or member of Borrower or for any such indemnitor or guarantor (including Guarantor), or for any substantial part of any of the properties of Borrower, of any such general partner or member of Borrower or of any such indemnitor or guarantor (including Guarantor), and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.

(h) Any Property or any material part thereof is taken on execution or other process of law (other than in the nature of eminent domain) in any action against Borrower.

10.2. Acceleration Upon Event of Default; Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable without any presentment, demand, protest, notice, or action of any kind whatever (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment premium provided for in the Note shall then be immediately due and payable.

10.3. Further Remedies. During the continuance of any Event of Default, Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including, without limitation, the right to resort to any or all security for any credit extended by Lender to Borrower under any of the Loan Documents and to exercise any or all of the rights of a Lender or secured party pursuant to the applicable law.

10.4. Repayment of Funds Advanced. Any amounts expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall (except to the degree governed by a specific provision to the contrary in this Agreement or the other Loan Documents) be due and payable from Borrower to Lender ten (10) Business Days after Lender’s demand therefor, together with interest at the Applicable Interest Rate (as defined in the Note) from the date incurred by Lender and at the Default Interest Rate (x) commencing ten (10) Business Days after Lender’s demand or (y) if applicable, following the maturity or acceleration of the Loan, until paid. Lender shall provide to Borrower copies of invoices, statements or other records documenting such amounts to the extent available to Lender.

10.5. Rights Cumulative, No Waiver. All rights, powers and remedies of Lender provided in this Agreement and in the other Loan Documents may be exercised at any time by Lender and from time to time after the occurrence and during the continuance of any such breach or default, are cumulative and not exclusive, may be pursued singularly, successively, or together at the sole discretion of Lender, and shall be in addition to any other rights, powers or remedies provided by law or equity. The failure to exercise any such right or remedy shall in no event be construed as a waiver or a release thereof. Lender’s exercise of any right or remedy shall not constitute a cure of any Event of Default unless all amounts then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Events of Default. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Event of Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Event of Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE XI

MISCELLANEOUS

11.1. No Third Parties Benefited. No person other than a Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

11.2. Notices. All notices, demands and other communications under this Agreement and the other Loan Documents shall be in writing and telecopied (with a confirmation copy sent by overnight courier), mailed, messengered or sent by overnight delivery service to the appropriate party at its telecopy number or address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All such notices and communications shall be effective (a) upon receipt, when delivered by hand or overnight delivery service, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Lender at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication, and (b) upon transmission, when delivered by telecopy to the specified telecopy number (if a confirmation copy is also sent by overnight courier).

Lenders:	The Prudential Insurance Company of America
Two Ravina Drive
Suite 1400
Atlanta, Georgia 30346

With a copy to:	The Prudential Insurance Company of America
c/o Prudential Asset Resources, Inc.

2200 Ross Avenue, Suite 4900E
Dallas, Texas 75201
Attn: Ross Heath, Team Manager, CMBS
Telecopy No.: (214) 777-4556

LaSalle Bank National Association
c/o Prudential Asset Resources, Inc.
2200 Ross Avenue, Suite 4900E
Dallas, Texas 75201
Attn: Ross Heath, Team Manager, CMBS
Telecopy No.: (214) 777-4556

With a copy to:	Prudential Mortgage Capital Company, Inc.
21261 Burbank Boulevard
Woodland Hills, California 91367-6699
Telecopy No.: (818) 992-3790

Borrower:	Catellus Finance 1, L.L.C.
201 Mission Street, Suite 340
San Francisco, CA 94105
Attn: William Lau
Telecopy No.: (415) 974-4502

11.3. Payment of Costs; Reimbursement to Lenders. Borrower shall pay all costs and expenses of every character reasonably incurred in connection with the closing or administration of the Loans or otherwise attributable or chargeable to Borrower as the owner of the Properties, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys’ fees. Lenders shall provide to Borrower copies of invoices, statements or other records documenting such amounts to the extent available to Lenders. If Borrower defaults in any such payment, which default is not cured within any applicable grace or cure period, a Lender may pay the same and Borrower shall reimburse such Lender on demand for all such costs and expenses incurred or paid by such Lender, together with such interest thereon at the applicable Default Interest Rate from and after the date of such Lender’s making such payment until reimbursement thereof by Borrower. Any such sums disbursed by Lenders, together with such interest thereon, shall be additional indebtedness of Borrower secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loans by the Notes. Without limiting or waiving any other rights and remedies of Lenders hereunder, if Borrower fails to perform any of its covenants or agreements contained in this Agreement or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect a Lender’s interest in the Properties or a Lenders’ right to enforce its security, either Lender may, at its option, with or without notice to Borrower, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of the Mortgages or to remedy the failure of Borrower to perform its covenants and agreements (without, however, waiving any default of Borrower). Borrower agrees to pay on demand all expenses of Lenders incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the applicable Default Interest Rate from and after the date on which such Lender incurs such expenses until reimbursement thereof by Borrower. Any such expenses so incurred by Lenders, together with interest thereon as provided above, shall be additional indebtedness of Borrower secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loans. The necessity for any such actions and of the amounts to be paid shall be determined by Lenders in their reasonable discretion. This Section shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.

11.4. Relationship of Parties. The relationship of Borrower and Lenders under this Agreement, and the other Loan Documents is, and shall at all times remain, solely that of borrower and applicable lender; and neither Lender undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to any of the Properties. Notwithstanding any other provisions of this Agreement or the other Loan Documents: (a) Lenders are not, and neither Lender shall be construed as, a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Borrower, and neither Lenders intends to ever assume such status; (b) neither Lender intends to ever assume any responsibility to any person for the quality, suitability, safety or condition of any of the Properties; and (c) neither Lender shall be deemed responsible for or a participant in any acts, omissions or decisions of Borrower. Neither Lender shall be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Properties, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Borrower or any of Borrower’s agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Properties or any fire, flood or other casualty or hazard thereon; (iv) the failure of Borrower, any of Borrower’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain any of the Properties in a safe condition; and (v) any nuisance made or suffered on any part of any of the Properties.

11.5. Delay Outside Lenders’ Control. Neither Lender shall be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and either Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lenders deemed probable), or from any act of God or other cause or event beyond Lenders’ control.

11.6. Attorneys’ Fees. In the event legal action, suit or any proceeding is commenced between Borrower and either Lender regarding their respective rights and obligations under this Agreement or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs. As used herein the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

11.7. Loan Sales and Securitization; Disclosure of Information. Borrower acknowledges that Existing Lender already has and New Lender may include all or portions of the B Loan in one or more future securitizations (collectively, the “Securitization”). Borrower shall cooperate in good faith with Lender in effecting any such Securitization of the B Loan and in implementing all requirements imposed by any Rating Agency involved in any Securitization including, without limitation, all changes to the Loans, including, but not limited to, any modifications to any documents evidencing or securing the Loans secured hereby; provided, however, no such modification shall amend the Interest Rate payable under the Notes, the Maturity Date, the amortization schedule of the Notes or any economic or other material term of the Loans. Borrower will also agree to cooperate, at Lender’s expense, with Lenders in connection with any Securitization of the B Loan as required by any of the Rating Agencies or as reasonably requested by Lenders, including, but not limited to in connection with Loan Document preparation, due diligence, necessary opinion letters, Lenders’ obtaining ratings and preliminary evaluations from all such Rating Agencies or Lenders’ preparation of offering materials. Borrower acknowledges that such cooperation may include, if necessary, Borrower providing, at Lender’s expense, audited financials as well as updated financial and other information on Borrower and the Properties. Reference in this Agreement to the downgrade, disqualification or withdrawal of ratings by the Rating Agencies shall be deemed to refer to the Rating Agencies which have rated or, as indicated by Lenders, shall rate the Securitization securities. Lenders shall be permitted to share all information provided to Lender in connection with the Loan with the investment banking firms, accounting firms, law firms, Rating Agencies and other third-party advisors involved with any such Securitization. Lenders and all such third-party advisors shall be entitled to rely on any information supplied by, or on behalf of, Borrower or Guarantor. Borrower and Guarantor shall indemnify Lenders and such third-parties, and any of their respective “controlling” persons (as defined under the securities laws) from any loss, claim, cost, damage or expense incurred by such parties and any of their respective “controlling” persons that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Borrower further acknowledges that any item submitted to Lenders in connection with the Loans may be delivered to a purchaser of securities or other interest in the Loan in connection with the Securitization. All obligations of Borrower and/or Guarantor under the Loan Documents to indemnify Lenders shall also run to the benefit of any purchaser of the Loans or interests therein in the secondary market who has been identified by a Lender (whether or not the identity of such purchaser is known to Borrower prior to the closing date of such purchase).

11.8. Certain Rights of Lenders. Without affecting Borrower’s liability for the payment of any of the Loan, Lenders may from time to time and without notice to Borrower: (a) release any person liable for the payment of the Loans; (b) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Loans; (c) reconvey all or any part of the Properties; (d) consent in writing to the making of any subdivision map or plat thereof; (e) join in granting any easement therein; or (f) enter into any agreement to subordinate the lien of any Loan Document.

11.9. Waiver; Discontinuance of Proceedings. Lenders may waive any single Event of Default by Borrower hereunder without waiving any other prior or subsequent Default or Event of Default. Lenders may remedy any Event of Default by Borrower hereunder without waiving the default remedied. Neither the failure by Lenders to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default by Borrower hereunder shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lenders of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Lenders of any payment in an amount less than the amount then due on any of the Loans shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default hereunder. In case Lenders shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lenders shall have the unqualified right to do so and, in such an event, Borrower and Lenders shall be restored to their former positions with respect to the Loans, the Loan Documents, the Properties and otherwise, and the rights, remedies, recourses and powers of Lenders shall continue as if the same had never been invoked.

11.10. Application of the Proceeds of the Notes. To the extent that proceeds of the Notes are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against any of the Properties, such proceeds have been advanced by Lenders at Borrower’s request and Lenders shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

11.11. Tax Service. Lenders are authorized to secure in Lenders’ reasonable discretion, at Borrower’s expense, a tax service contract with a third party vendor which shall provide property tax payment information on the Properties satisfactory to Lenders.

11.12. Severability. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal or unenforceable provision had never been a part of the Loan Documents.

11.13. Heirs, Successors and Assigns. The terms of this Agreement and of the other Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties (including, but not limited to, any purchaser of the Loans or any interests therein in connection with any Securitization or otherwise). The foregoing sentence shall not be construed to permit Borrower to assign the Loans except as otherwise permitted under this Agreement or in the other Loan Documents.

11.14. Time. Time is of the essence of each and every term of this Agreement.

11.15. Headings. All Article, Section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

11.16. Governing Law. The Notes, this Agreement, and each of the other Loan Documents (unless otherwise provided in such other Loan Documents) shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules. It is the intent of the parties hereto that the provisions of Section 5-1401 of the General Obligations Law of the State of New York apply to this Agreement. Accordingly, in all respects, including, without limitation, matters of construction, validity, enforceability and performance, this Agreement, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts made and performed in such state, and any applicable law of the United States of America, except that at all times the provisions for enforcement of the power of sale granted under the Mortgages and the creation, perfection and enforcement of the security interests created pursuant thereto and hereunder and pursuant to the other Loan Documents shall be governed by and construed according to the laws of the state where the Property is located. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than New York governs this Agreement, the Notes and the other Loan Documents.

11.17. Consent to Jurisdiction. Borrower irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of New York, over any suit, action or proceeding, arising out of or relating to this Agreement, the Note or the Loan; and (b) any state court sitting in the county of the state where the applicable Property is located over any suit, action or proceeding, brought by the trustee or Lenders related to the exercise of the power of sale under the applicable Mortgage or any action brought by Lenders to enforce its rights with respect to the Property. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

11.18. Integration: Interpretation. (a) The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all current or prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to a Property or Properties shall include all or any part of such Property or Properties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

(b) The Borrower acknowledges and agrees that all of the Loan Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Loans as modified hereby. The Borrower further acknowledges and agrees that all references in such Loan Documents to the Loans shall be deemed a reference to the Loans as so modified. The Borrower further agrees to execute and deliver any and all instruments or documents as may be required by the Lender to confirm any of the foregoing.

(c) Except as specifically amended herein or waived hereby, the Loan Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Agreement need not be made in the Loan Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

11.19. Joint and Several Liability. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

11.20. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

11.21. Advertising. Lenders are authorized to state in advertising or other press releases the fact that the type and amount of financing under the Loans have been provided by Lenders for Borrower on the Properties.

11.22. Maximum Interest. The provisions of this Agreement and of all other Loan Documents between Borrower and Lenders, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Notes or otherwise, shall the amount paid, or agreed to be paid (“Interest”), to Lenders for the use, forbearance or retention of the money loaned under the Notes exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lenders shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Lenders shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive

Interest shall be applied to the reduction of the principal balance owing under a Note in the inverse order of its maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Notes so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Borrower and Lenders.

11.23. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

11.24. Servicing Agent. Existing Lender and New Lender have authorized Prudential, as servicer, and Prudential Asset Resources, Inc. (“PAR”), as subservicer (PAR, in such capacity, “Servicing Agent”) together with their respective successors and assigns to act as servicing agent hereunder and under certain of the other Loan Documents and, in such capacity, to act on behalf of the A Note Holder and the B Note Holder hereunder and under such other Loan Documents. Without limiting the foregoing, any rights, powers and remedies of enforcement available to Lender, and all consents, waivers, approvals and other actions exercised by Lender, by the terms of the Loan Documents or otherwise, may be exercised by the Servicing Agent and, in doing so, shall be exercised on behalf of the Existing Lender, A Note Holder and the B Note Holder. Borrower and Guarantor and all third parties (including, but not limited to, any court) may deal directly and exclusively with the Servicing Agent with respect to the matters set forth herein and in the other Loan Documents and shall be entitled to rely on any and all acts of and communications by Servicing Agent with respect to the exercise of such rights, remedies and actions and the granting of such consents, waivers and approvals as the acts of the A Note Holder and the B Note Holder, without the right or necessity of making any inquiry of either the A Note Holder or the B Note Holder as to the authority of Servicing Agent, and such acts of Servicing Agent shall bind the Existing Lender, A Note Holder and the B Note Holder in respect of Borrower and all third parties. The then-existing Servicing Agent may be replaced from time to time by agreement between holder of the A Note and the holder of the B Note, provided that so long as the Loan is outstanding Lender shall appoint a single servicing agent for the purpose set forth herein.

11.25. Loan Transfers. Each of the Lenders (i.e., the Existing Lender and New Lender) will have the right from time to time and without the consent of Borrower, to assign, syndicate, sell, pledge, securitize, participate or otherwise transfer all or any portion of the A Loan or the B Loan, as applicable. Borrower agrees to cooperate with the reasonable requests of the transferring Lender in connection with such transfers and, upon each such transfer, Borrower shall look solely to the then current holder of the Note relative to the obligations of the applicable Lender under the Loan Documents.

11.26. Default Rate. As used herein, the term “Default Interest Rate” shall mean (a) in the case of an advance made or cost incurred solely on behalf of the A Note, the Default Interest Rate as defined in the A Note, (b) in the case of an advance made or cost incurred solely on behalf of the B Note, the Default Interest Rate as defined in the B Note, (c) in the case of an advance made or cost incurred on behalf of the A Note and the B Note, the Default Interest Rate as defined in the A Note and the Default Interest Rate as defined in the B Note, as applicable, shall apply to the advance or cost in the same proportion as the principal balance of the A Loan bears to the principal balance of the B Loan, and (d) where interest is payable on the loan principal balance at the “Default Interest Rate”, the Default Interest Rate as defined in the A Note shall apply to the principal balance of the A Loan and the Default Interest Rate as defined in the B Note shall apply to the principal balance of the B Loan.

11.27. Application of a Prepayment. Prior to an Event of Default, except as otherwise provided herein, any prepayments of the Loan (including, without limitation, by virtue of the payment of release prices or the application of title awards, casualty proceeds or condemnation awards), together with all corresponding prepayment premiums, if any, shall be applied, first, to the principal balance of the A Loan (together with any corresponding prepayment premium) and, then, upon payment in full of the A Loan, to the principal balance of the B Loan (together with any corresponding prepayment premium). Any voluntary prepayment of the A Loan or B Loan or defeasance of the A Loan must occur concurrently with the voluntary prepayment of the other Loan. Unless there is a continuing Event of Default, there shall be no prepayment penalty or premium for prepayment resulting from application of title insurance, casualty insurance or condemnation proceeds or awards. If during the continuance of an Event of Default, the Lenders are entitled to receive any prepayment penalty or premium, then principal and interest on the A Loan and the B Loan shall be paid from the amounts paid by the Borrower prior to the payment of any such prepayment penalty or premium.

11.28. Cross Default and Cross Collateralization. (a) A default or Event of Default under any of the Loan Documents delivered in connection with either the A Loan or the B Loan shall constitute an Event of Default under the other Loan Documents delivered in connection with the A Loan and/or the B Loan.

(b) Following an Event of Default and without waiving any or all of Lender’s other rights and remedies under the Loan Documents or otherwise at law or in equity, Lender shall direct (subject to agreement between the holder of the A Note and the holder of the B Note)

that payments made under the B Loan be allocated to amounts due and payable under the A Loan, the B Loan or under both the A Loan and the B Loan.

(c) an Event of Default under any of the Loan Documents delivered in connection with the A Loan shall, at Lender’s option, constitute an Event of Default under the Loan Documents delivered in connection with the B Loan;

(d) an Event of Default under any of the Loan Documents delivered in connection with the B Loan shall, at Lender’s option, constitute an Event of Default under the Loan Documents delivered in connection with the A Loan;

(e) all of the Loan Documents delivered in connection with the A Loan securing or guaranteeing the obligations of Borrower under the A Loan also shall secure and guaranty the obligations of the Borrower under the Loan Documents delivered in connection with the B Loan;

(f) all of the Loan Documents delivered in connection with the B Loan securing or guaranteeing the obligations of Borrower under the B Loan also shall secure and guaranty the obligations of the Borrower under the Loan Documents delivered in connection with the A Loan;

(g) the aggregate principal amount secured by each of the Loan Documents delivered in connection with the A Loan and the Loan Documents delivered in connection with the B Loan shall be FOUR HUNDRED EIGHT-EIGHT MILLION AND 00/100 DOLLARS ($488,000,000.00) the (“Aggregate Debt”).

11.29. Benefit of Rights, Remedies and Waivers. All representations, warranties, indemnities, guarantees, waivers, rights, remedies, and other covenants and agreements in favor of Lender under this Agreement and the other Loan Documents shall be for the benefit of Existing Lender, the holder of the A Note and the holder of the B Note and their respective successors and assigns.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date appearing on the first page of this Agreement.

“New Lender”			“Borrower”

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation			CATELLUS FINANCE 1, L.L.C., a Delaware limited liability company

By:			By:

	Name:	Frederick Van Overbeek		Name:	William M. Lau
	Title:	Vice President		Title:	Vice President, Finance and Treasurer

“Existing Lender”:			“Servicer”

LASALLE BANK NATIONAL

ASSOCIATION, F/K/A LASALLE

NATIONAL BANK, AS TRUSTEE FOR

THE REGISTERED HOLDERS OF

PRUDENTIAL MORTGAGE CAPITAL

COMPANY I, LLC, COMMERCIAL

MORTGAGE PASS-THROUGH

CERTIFICATES, SERIES 1998-1

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
			By:	Prudential Asset Resources, Inc., as Subservicer

By:

				Name:	Keith Kehlbeck
				Title:	Vice President

By:	The Prudential Insurance Company of America, as Servicer		“Certificateholders”

	By:	Prudential Asset Resources, Inc., as Subservicer	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:			By:

	Name:	Keith Kehlbeck		Name:	Frederick Van Overbeek
	Title:	Vice President		Title:	Vice President

The foregoing Agreement is acknowledged and agreed to as of the date first set forth above:

“Guarantor”

CATELLUS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Catellus Development Corporation, a Delaware corporation

By:

	Name:	William M. Lau
	Title:	Vice President, Finance and Treasurer

CF CAPITAL, LLC, a Delaware limited liability company

By:

	Name:	William M. Lau
	Title:	Vice President, Finance and Treasurer

Intentionally Omitted Exhibits:

EXHIBIT A – LIST OF PROPERTIES

EXHIBIT D – FORM OF CERTIFICATION

EXHIBIT E – FORM OF TENANT ESTOPPEL

EXHIBIT F – FORM OF SUBORDINATION, NON-DISBURBANCE AND ATTORNMENT

EXHIBIT G – LEGAL DESCRIPTION OF GATX-WOODRIDGE PROPERTY

Intentionally Omitted Schedules:

SCHEDULE 1 – FAIR MARKET VALUES, NOI AND ALLOCATED LOAN AMOUNTS

SCHEDULE 2 – MAJOR TENANTS/LEASES

SCHEDULE 4 – DEFERRED MAINTENANCE

SCHEDULE 5.1(w) – FLOOD ZONES

SCHEDULE 5.1(ee)(ii) – LEASE DEFAULTS

SCHEDULE 5.1(ee)(iii) – RENT PAID MORE THAN 30 DAYS IN ADVANCE

SCHEDULE 5.1(ee)(v) – TENANTS NOT IN OCCUPANCY

SCHEDULE 5.1(ee)(ix) – TENANT AFFILIATED LEASES

EXHIBIT B - FORM OF PROMISSORY NOTE B

PROMISSORY NOTE

(B Note)

$75,000,000.00	March 8, 2004

FOR VALUE RECEIVED, the undersigned, CATELLUS FINANCE 1, L.L.C., a Delaware limited liability company (“Borrower”), whose Taxpayer Identification Number is 52-2122-532, having an address at 201 Mission Street, Suite 340, San Francisco, California 94105, promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender”), at the office of Lender at Two Ravina Drive, Suite 1400, Atlanta, Georgia 30346., or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of SEVENTY-FIVE MILLION AND 00/100THS DOLLARS ($75,000,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the Interest Rate (as defined in Section 1.01(c) below), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

On October 26, 1998, Borrower executed and delivered to Prudential Mortgage Capital, Inc., a Delaware corporation (“Original Lender”) a certain Promissory Note for a loan (the “A Loan”) in the original principal amount of $373,000,000.00 (as amended, “A Note”). Subsequently, the A Note was allonged and Original Lender’s interest in the A Loan was assigned to LaSalle Bank National Association, f/k/a LaSalle National Bank, as trustee for the registered Holders of Prudential Mortgage Capital Company I, LLC, Commercial Mortgage Pass-Through Certificates, Series 1998-1 (“A Note Holder”). The indebtedness evidenced by the A Note and the obligations created thereby are also secured by the Mortgages and the other Loan Documents (as such terms are defined in the Loan Agreement, hereinafter defined) securing the B Loan. A Note Holder has been engaged as collateral agent by Lender to administer the documents and collateral securing this B Note and the A Loan, including, without limitation, the Properties. This B Note and the right of the holder of the B Loan to receive payments of interest, principal and other amounts with respect to the B Loan shall at all times be junior, subject and subordinate to the A Loan and the rights of the A Note Holder to receive payments of interest, principal and other amounts with respect to the A Loan, including after acceleration.

This Promissory Note (“B Note”; which together with the A Note, is hereinafter collectively referred to as the “Note” or “Notes”) is the B Note referred to in, and is subject to the terms of, that certain Amended and Restated Loan Agreement by and between Borrower, the A Note Holder and Lender dated as of the date hereof (as amended, modified or supplemented from time to time, the “Loan Agreement”).

Unless otherwise specifically defined or used in this B Note to the contrary, capitalized terms shall have the meanings as set forth in the Loan Agreement.

ARTICLE I. - TERMS AND CONDITIONS

1.01. Payment of Principal and Interest.

(a) Interest shall be computed hereunder based on a 360-day year and based on twelve (12) 30-day months for each full calendar month and on the actual number of days elapsed for any partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included (regardless of the time of day such advance is made), and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. The interest accrual period with respect to a Payment Date (as defined in Section 1.01(b) below) shall be the period beginning on (and including) the eleventh (11th) day of the month preceding such Payment Date (or with respect to the first Payment Date, commencing on and including the Closing Date) and ending on (but excluding) the eleventh (11th) day of the month in which such Payment Date occurs. All payments hereunder shall be paid to Lender by electronic funds transfer. Payments immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time on a Business Day in the place designated for payment shall be credited prior to close of business. Payments received and accepted after such time shall be deemed for all purposes (including, but not limited to, the calculation of interest payable) to have been received on the next Business Day.

(b) Monthly payments shall be calculated on the basis of an equal-payment three-hundred (300) month amortization schedule. The rate of interest on the outstanding principal balance of this B Note shall be the Interest Rate as defined in Section 1.01(c) below. Principal and interest shall be payable in equal consecutive monthly installments of $481,393.87 (the “Monthly Payment Amount”) on the eleventh (11th) day of each and every calendar month (each a “Payment Date”) until payment in full of this B Note beginning on the eleventh (11th) day of the second full calendar month after the Closing Date (as hereinafter defined) (provided that such monthly installment shall commence on the eleventh (11th) day of the next calendar month if the Closing Date occurs on the first through eleventh (11th) day of a calendar month). If a Payment Date for any month is not on a Business Day, then the Monthly Payment Amount for such month shall be due on the Business Day immediately preceding such Payment Date. On November 11, 2008 (the “Maturity Date”), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon and all other sums due hereunder, shall be due and payable in full. So long as no Event of Default (as defined in the Loan Agreement) exists, each such monthly installment shall be applied first, to any amounts hereafter advanced by Lender or A Note Holder hereunder or under any other Loan Document (as hereinafter defined), second, to any late fees and other amounts payable to Lender or A Note Holder, third, to the payment of accrued interest and last to reduction of principal. Notwithstanding the foregoing, following a Sweep Event (as defined in the Cash Management Agreement), all revenue from the Properties will be applied as provided in the Cash Management Agreement.

(c) On the Closing Date (if the Closing Date occurs on the first through the tenth (10th) day of a calendar month), Borrower shall pay interest at a rate (the “Interest Rate”)

2

of Five and Ninety-Six Hundredth percent (5.96%) per annum on the Loan from the Closing Date to, but not including, the eleventh (11th) day of the month in which the Closing Date occurs, or (if the Closing Date occurs after the eleventh (11th) day of the month) Borrower shall pay interest at the Interest Rate on the Loan from the Closing Date to but not including the eleventh (11th) day of the month following the month in which the Closing Date occurs.

(d) Borrower shall make separate monthly payments of principal and interest under the Notes, as directed by the A Note Holder and the Lender.

1.02. Prepayment.

(a) Voluntary Prepayment. Borrower may voluntarily prepay this B Note in whole or in part at any time with a payment to Lender of a Yield Maintenance Charge (as hereinafter defined) provided that a pro rata reduction of the principal balance of the A Note simultaneously occurs pursuant to, and in accordance with, Section 1.02(a) or Section 1.03 of the A Note (a “Concurrent A Note Paydown”). Borrower may prepay this B Note, provided, that (i) written notice of such prepayment is received by Lender not more than ninety (90) days and not less than thirty (30) days prior to the date of such prepayment, (ii) such prepayment is accompanied by a Yield Maintenance Charge and all interest accrued hereunder and all other sums due hereunder and under the other Loan Documents; (iii) such prepayment (x) is received by Lender on a Payment Date, or (y) if not received on a Payment Date, is accompanied by an additional payment of interest, calculated at the Interest Rate, on the amount prepaid, based on the number of days from the date such prepayment is received through the next Payment Date; and (iv) the Concurrent A Note Paydown occurs as set forth above. Notwithstanding the foregoing, any prepayment of this B Note after the date that is six (6) months prior to the Maturity Date shall be without payment to Lender of the Yield Maintenance Charge.

(b) Involuntary Prepayment. Except as hereinafter provided in this subparagraph (b), if Lender accepts payment which constitutes a prepayment following Lender’s acceleration of the indebtedness evidenced hereby, Borrower shall pay Lender a Yield Maintenance Charge in connection with such prepayment, plus an additional prepayment premium of three percent (3%) of the principal balance of this B Note. Notwithstanding the foregoing, partial prepayments of this B Note shall be permitted without the imposition of a Yield Maintenance Charge and such additional prepayment premium in connection with, and solely to the extent of, Lender’s or A Note Holder’s application of insurance or condemnation proceeds on account of the applicable Loan in accordance with the terms and provisions of the Mortgages; provided, however, if an Event of Default shall have occurred and be continuing at the time of the related casualty or condemnation, in addition to applying such proceeds on account of the applicable Loan as provided in the Mortgages, Borrower shall pay a Yield Maintenance Charge to Lender plus an additional prepayment premium of three percent (3%) of the casualty or condemnation proceeds so applied. In addition to the foregoing, Borrower shall be allowed to make partial prepayments (together with a Yield Maintenance Charge in connection with such prepayment) in accordance with the provisions of Section 2.12 of the Loan Agreement. Any principal prepayments made as permitted by the Loan Documents for which (i) no Yield Maintenance Charge is imposed shall be applied first to the final payment due under this B Note and thereafter to installments due under this B Note in the inverse order of their due date; and (ii) a Yield Maintenance Charge is received shall be applied to then outstanding

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principal and with respect to such clause (ii) the respective principal and interest portions comprising each Monthly Payment Amount thereafter shall be adjusted accordingly; provided, however, in no circumstance shall such prepayments reduce the Monthly Payment Amount payable hereunder. No notice of prepayment by Borrower shall be required in connection with an application of insurance or condemnation proceeds.

(c) Yield Maintenance Charge. The term “Yield Maintenance Charge” shall mean an amount equal to the greater of:

(1)	(a) 1% of the principal amount of the Loan being prepaid multiplied by (b) the quotient of (i) the number of full months remaining to maturity of the Loan as of the date on which prepayment will be made (hereinafter the “Prepayment Date”) divided by (ii) the number of full months comprising the term of the Loan; and

(2)	an amount equal to the Present Value of the Loan (as hereinafter defined) less the amount of principal being prepaid including accrued interest, if any, calculated as of the Prepayment Date.

For the purposes of determining the Yield Maintenance Charge, the following terms shall have the following meanings:

The “Yield Maintenance Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life (to the Maturity Date) of the Loan, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 – Selected Interest Rates, conclusively determined by the Lender on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate.)

The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually.

The “Present Value of the Loan” shall be determined by discounting all scheduled payments of principal and interest remaining to the Maturity Date, attributed to the amount being prepaid, at the Discount Rate. If prepayment occurs on a date other than a Payment Date, the actual number of days remaining from the Prepayment Date to the next Payment Date will be used to discount within this period.

In the event that any prepayment fee is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance or otherwise as a condition to receiving the Yield Maintenance Charge.

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No tender of a prepayment of this B Note with respect to which a Yield Maintenance Charge is due shall be effective unless such prepayment is accompanied by such Yield Maintenance Charge.

(d) Waiver of Statutory Rights for Yield Maintenance Charge upon Acceleration. Borrower hereby expressly (i) waives any rights it may have under the laws of any state or any judicial precedent now or hereafter in effect to prepay this B Note, in whole or in part, without prepayment charge or premium, upon acceleration of the Maturity Date, foreclosure or otherwise and (ii) agrees that if for any reason, a prepayment or deemed prepayment of any or all of this B Note is made, upon or following any acceleration of the Maturity Date by Lender on account of any default by Borrower, or on account of foreclosure or otherwise, including, but not limited to, any transfer or disposition as prohibited or restricted by the Loan Agreement, then Borrower shall be obligated to pay, concurrently therewith, as a prepayment charge on acceleration, the applicable sums specified in Section 1.02(b). By initialing this provision in the space provided below, Borrower hereby declares that Lender’s agreement to make the B Loan at the Interest Rate and for the term set forth in this B Note constitutes adequate consideration, given individual weight by Borrower, for this waiver and agreement and acknowledges that, in making the B Loan on the terms set forth in this B Note, the Loan Agreement and the Mortgages, Lender has given individual weight to the consideration afforded to Lender by this waiver and agreement. Nothing in this Section 1.02(d) shall waive or be deemed to waive the restrictions on prepayment set forth in this B Note.

Borrower’s Initials:

(e) No Reborrowing. No principal amount repaid or defeased may be re-borrowed.

1.03. Partial Defeasance Under the A Note.

(a) Provided that the criteria for Partial Defeasance (as defined in the A Note) are satisfied pursuant to Section 1.03 of the A Note, and Borrower elects to effectuate such Partial Defeasance, a simultaneous prepayment under this B Note shall be required (“Concurrent B Note Pay-down”), as follows:

(1) not less than thirty (30) days’ prior written notice shall be given to Lender specifying a Payment Date (the “Concurrent B Note Pay-down Date”) on which the Concurrent B Note Pay-down Deposit (as hereinafter defined) is to be delivered (which shall be the same date as the Defeasance Date);

(2) payment in full of such portion of this B Note required to be paid down in connection with such Concurrent B Note Pay-down on or prior to the Concurrent B Note Pay-down Date of all accrued and unpaid interest on such portion and all other sums due under this B Note including the payment of a Yield Maintenance Charge and under the other Loan Documents up to the Concurrent B Note Pay-down Date, including, without limitation, all reasonable costs and expenses incurred by Lender or its agents in connection with such pay-down (including, without limitation, any legal fees and expenses incurred in connection with the pay-down), and any revenue, documentary, stamp, intangible or other taxes, charges or fees due

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in connection with release of the applicable Properties pursuant to the A Note and hereunder, including, without limitation, the cost of title endorsements (such as a partial reconveyance endorsement or similar endorsements as Lender may reasonably request) to Lender’s policies of title insurance insuring the continued priority of Lender’s lien to the remaining Properties encumbered by the applicable Mortgage following a Partial Defeasance under the A Note (and for which Lender shall be entitled to deduct all such fees, costs, expenses and charges from any sums it is holding);

(3) Lender, at Borrower’s expense, shall prepare all necessary documents, if any, to modify the Loan Documents (including the Mortgages) to reflect the pay-down of this B Note. The principal amount of the B Note to be paid down shall be equal to 125% of the aggregate Allocated Loan Amount B for the Property or Properties to be released. In addition to satisfying the requirements of this Section 1.03(a), a Concurrent B Note Pay-down must also satisfy the following requirements: (y) the DSCR of the Loans after each Partial Defeasance and Concurrent B Note Pay-down must be at least equal to the greater of (i) 1.50:1.00 or (ii) the DSCR immediately prior to such Partial Defeasance of the A Note and Concurrent B Note Pay-down; and (z) upon completion of each such Partial Defeasance of the A Note and Concurrent B Note Pay-down, the remaining combined undefeased Allocated Loan Amount A and outstanding Allocated Loan Amount B principal balances shall not be less than seventy percent (70%) of the combined undefeased Allocated Loan Amount A and outstanding Allocated Loan Amount B principal balances as of the B Loan Closing Date;

(4) no Default or Event of Default shall exist either at the time Borrower gives notice of the Concurrent B Note Pay-down Date to Lender or on the Concurrent B Note Pay-down Date;

(5) at or prior to the Concurrent B Note Pay-down Date, Borrower shall pay to Lender a sum of money (the “Concurrent B Note Pay-down Deposit”) in immediately available funds in the amount determined by Section 1.03(a)(3) above;

(6) Borrower shall deliver the following to Lender on or prior to the Concurrent B Note Pay-down Date:

A. a certificate of Borrower certifying that all of the requirements set forth in this Section 1.03 have been satisfied;

B. evidence reasonably acceptable to Lender that the B Note will continue to be secured by the Loan Documents; and

C. such other certificates, opinions, title endorsements (such as a partial reconveyance endorsement or similar endorsements), documents or instruments as Lender may reasonably require.

1.04. Security. The indebtedness evidenced by this B Note and the obligations created hereby are secured by, among other things, the Mortgages and the other Loan Documents. The Properties, the Collateral, the Reserves and all other security pledged to Lender by Borrower under the Loan Documents together constitute the “Security.” All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan

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Documents are to be filed for record on or about the date hereof in the appropriate public records.

1.05. Exculpation. Borrower shall have no personal liability to Lender for the repayment of the B Loan or performance under the Loan Documents, except arising out of or otherwise in connection with the following circumstances and then only to the extent of (x) any and all fees, costs, expenses, losses and damages incurred or suffered by Lender and (y) any amounts expressly set forth in any of the following subsections in this Section 1.05 (the “Recourse Exceptions”):

(a) failure to pay to Lender all amounts equal to proceeds collected, or which would have been collected but for any action or inaction by or of, Borrower, Guarantor or any of the entities affiliated with either of them under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender;

(b) failure to pay to Lender all amounts equal to proceeds or awards collected, or which would have been collected but for any action or inaction by or of, Borrower, Guarantor or any of the entities affiliated with either of them, and resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender;

(c) failure to pay to Lender all amounts equal to all security deposits or other refundable deposits paid to or held by Borrower or any other person or entity on behalf of Borrower in connection with leases affecting all or portions of the Properties which are not applied in accordance with the terms of the applicable lease;

(d) failure to pay to Lender all amounts equal to rent and other payments received from tenants under Leases paid more than one month in advance which are not either applied to the ordinary and necessary expenses of owning and operating the Properties or paid to Lender or otherwise applied in accordance with the Loan Documents;

(e) failure to pay to Lender all amounts equal to rents, issues, profits and revenues of all or any portion of the Security received by, or which would have been received but for any action or inaction by, Borrower, Guarantor or any entities affiliated with either of them with respect to any period after an Event of Default under the Loan Documents which are not either applied to the ordinary and necessary expenses of owning and operating the Properties or paid to Lender or otherwise applied in accordance with the Loan Documents;

(f) failure to pay to Lender all amounts equal to all damages resulting from bad faith waste committed on the Security or damage to the Security as a result of the intentional misconduct or gross negligence of Borrower or Guarantor, or any removal, sale, disposal or divestiture of all or any portion of the Security in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Lender as a result thereof;

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(g) failure to pay any valid taxes, assessments, ground rents, mechanic’s liens, materialmen’s liens, charges for labor or materials or any other charge which, if unpaid, could result in liens on any portion of the Security which would be superior to the lien or security title of the Mortgage or the other Loan Documents, to the full extent of the amount owed to any such lien claimant;

(h) failure to pay the premiums on insurance required to be maintained under the Loan Documents except if such failure results from Lender’s or A Note Holder’s failure to have paid same from the insurance reserve, provided there were sufficient funds in the reserve to pay the full premiums;

(i) for all obligations and indemnities of Borrower under the Loan Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including, but not limited to, those resulting from diminution in value of any Property) incurred by Lender as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws or regulations;

(j) fraud or material misrepresentation contained in the Loan Documents or in any materials delivered in connection with the Loan by Borrower, Guarantor or any indemnitor, or any agent or employee of any of the foregoing, with respect to any one or more Properties or otherwise with respect to the Loan;

(k) failure of Borrower to deliver the Ontario Letter of Credit to Lender under Section 2.14 of the Loan Agreement or to perform its obligations to construct and complete the expansion improvements as may be required under any of the leases with respect to the Expansion Properties (as defined in Section 2.15(a) of the Loan Agreement), together with all fees, costs, and expenses in connection therewith, and all fees, costs, losses, damages and expenses (including, without limitation, attorneys’ fees) incurred by Lender, as applicable, as a result of Borrower’s failure to deliver the Ontario Letter of Credit or arising from Borrower’s failure to perform its obligations to construct such expansion improvements if the expansion option is exercised by any tenant under any of such leases, including, but not limited to, damages suffered by Lender due to a termination of the lease, as applicable, provided, however, Borrower’s monetary obligations relative to Borrower’s failure to deliver the Ontario Letter of Credit shall be limited to $3,000,000.00; and

(l) there shall be recourse solely against Borrower resulting from a filing by Borrower of a voluntary bankruptcy petition, or the filing against Borrower of an involuntary bankruptcy petition by any partner, member or other constituent person or entity of Borrower, and the Guarantor or any assignee of Guarantor’s equity interest in Borrower shall be liable pursuant to the Indemnity and Guaranty Agreement for actions taken by the Guarantor (or any successor managing member or general partner) as managing member of Borrower to cause Borrower to file a voluntary bankruptcy petition, or to cause the filing against Borrower of an involuntary bankruptcy proceeding; provided, however, that Lender agrees to waive any claims that it may have against Borrower or Guarantor for breach of fiduciary duty resulting from Borrower’s or Guarantor’s failure to file a voluntary bankruptcy petition with respect to Borrower or allow the entry of an order for relief against Borrower when such actions may be construed to be in the best interests of Borrower.

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Notwithstanding anything to the contrary in this B Note or in any other Loan Document (i) the B Loan shall be fully recourse to Borrower and Guarantor under the Loan Documents and (ii) Lender shall not be deemed to have waived any right which Lender may have under applicable bankruptcy law to file a claim for the full amount of the Loan or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with the Loan Documents, in the event that: (A) the first monthly payment is not paid when due, other than as a result of a technical or clerical error which is remedied within five (5) days following any applicable grace period; (B) Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering any of the Properties (other than mechanic’s, materialman’s or similar liens); (C) Borrower fails to obtain Lender’s prior written consent to any assignment, transfer or conveyance of the Properties or any portion thereof or any interest therein or directly or indirectly in Borrower, as required by the Loan Documents; or (D) (x) Guarantor files a voluntary bankruptcy petition, or an involuntary bankruptcy petition is filed against Guarantor which is not commenced directly or indirectly by Lender, and there occur one or more breaches of the single-purpose, bankruptcy remote entity requirements under the Loan Documents and a bankruptcy court enters a final order effecting a substantive consolidation of the Guarantor and Borrower pursuant to section 105 of the federal Bankruptcy Code (Title 11, U.S.C., as amended), or (y) any of the Rating Agencies downgrade, disqualify or withdraw the ratings of the securities issued pursuant to a Securitization expressly and solely as a result of one or more breaches of the single-purpose bankruptcy remote requirement in the Loan Documents. Any rights, powers or remedies available to Lender by the terms hereof or by the Loan Documents or by law or equity may be exercised by the A Note Holder.

Notwithstanding clause (B) in the immediate preceding paragraph above, in the event that (i) subordinate financing or other voluntary lien is inadvertently placed on or otherwise inadvertently affects one or more Properties (an “Inadvertent Lien”) and Borrower so certifies in writing to Lender immediately upon Borrower’s or Guarantor’s discovery thereof (but in any event, within sixty (60) days following Borrower’s procurement of such financing or the creation of such lien, as applicable), and (ii) within thirty (30) days of said notice, Borrower delivers evidence satisfactory to Lender that the financing or lien has been discharged of record or causes the affected Property or Properties to be substituted for, if permitted under, and subject to the terms and conditions of, the Loan Documents (provided that such thirty (30) day period and right to cause the conversion to recourse to be rescinded as to such specific Inadvertent Lien pursuant to the remainder of this paragraph shall be immediately cut-off upon an intervening bankruptcy-related Event of Default under the Loan Documents), then the conversion of the B Loan to a recourse Loan against Borrower and Guarantor by virtue of clause (B) as to such specific Inadvertent Lien shall be rescinded from and after the date the conditions set forth in clauses (i) and (ii) are met to Lender’s satisfaction. In the event Borrower satisfies clause (i) above, but is unable to cause the financing or lien to be discharged as provided in clause (ii), above, notwithstanding its diligent efforts to do so, and provided that (x) an Inadvertent Lien shall have occurred on no more than two (2) occasions, (y) the aggregate number of Properties affected by then existing Inadvertent Liens does not exceed two (2), and (z) the aggregate Combined Allocated Loan Amount for the Properties affected by then-existing Inadvertent Liens does not exceed ten percent (10%) of the then outstanding principal balance of the Loan, the recourse liability of Borrower and Guarantor in respect of clause (B) shall be limited to the extent of the lesser of (xx) the outstanding amounts owed under the B Loan and (yy) 150% of the Allocated Loan Amount of the Property or Properties affected. Except as expressly set forth in this and the

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immediately following paragraph below, nothing in said paragraphs shall limit or waive or be deemed to limit or waive any of Lender’s rights and remedies upon an Event of Default under the Loan Documents.

Notwithstanding clause (C) in the second immediate preceding paragraph above, in the event that Borrower inadvertently assigns, transfers or conveys a Property or a portion thereof without Lender prior written consent (the “Recourse Transfer”), Guarantor’s recourse liability shall be suspended as to such specific Recourse Transfer occurrence during a period of ninety (90) days from the date of such Recourse Transfer during which period Borrower shall reverse the Recourse Transfer or defease or cause such Property to be substituted for, if permitted under, and subject to all of the terms and conditions of the Loan Documents (provided that such ninety (90) day period and right to reverse the Recourse Transfer as to such specific Recourse Transfer occurrence or defease or cause such Property to be substituted shall be immediately cut-off upon an intervening bankruptcy-related Event of Default under the Loan Documents). Failure to so reverse the Recourse Transfer or reverse or substitute shall restore such recourse liability of Guarantor. Except as expressly set forth in this and the preceding paragraphs above, nothing in said paragraphs shall limit or waive or be deemed to limit or waive any of Lender’s rights and remedies upon an Event of Default under the Loan Documents.

Lender’s agreement not to pursue recourse liability shall not (i) affect any guaranty, indemnity or similar agreement executed in connection with the B Loan, including, without limitation, the Indemnity and Guaranty Agreement and the Hazardous Substances Indemnity Agreement and as otherwise set forth in the Loan Documents, (ii) release or reduce the indebtedness evidenced by this B Note and other Loan Documents with respect to the B Loan.

1.06. Event of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made when such payment is due, or should an Event of Default occur, then, in such event, the indebtedness evidenced hereby, including, without limitation, all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower of acceleration of the indebtedness, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

1.07. Late Charges and Default Interest Rate. In the event that any payment is not received by Lender on the date when due, then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge for each month during which a delinquency exists an amount equal to the lesser of (a) four percent (4.0%) of the amount of such delinquent payment, or (b) the maximum amount permitted by applicable law. So long as any Event of Default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this B Note at a rate per annum equal to four percent (4.0%) plus the Interest Rate, or if such increased rate of interest may not be charged or collected under applicable law, then at the maximum rate of interest, if any, which may be charged to or collected from Borrower under applicable law (the “Default Interest Rate”), and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to

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determine Lender’s actual damages resulting from any late payment or Event of Default or prepayment, and late charges and default interest and prepayment fees are reasonable estimates of those damages.

1.08. Cumulative Remedies. The remedies of Lender in this B Note or in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s discretion. In the event this B Note or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees.

ARTICLE II. - GENERAL CONDITIONS

2.01. No Waiver: Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this B Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this B Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this B Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this B Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this B Note, either in whole or in part unless Lender agrees otherwise in writing. This B Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

2.02. Waivers. Presentment for payment, demand, protest and notice of demand, intent to accelerate, acceleration, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and/or of any state thereof, both as to itself and in and to all of its property, real and personal, in respect of the enforcement and collection of the obligations evidenced by this B Note or the other Loan Documents.

2.03. Limit of Validity. The provisions of this B Note and of all agreements between Borrower, Lender and A Note Holder, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this B Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”), to Lender for the use, forbearance or detention of the money loaned under this B Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest

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prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this B Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All Interest (including, but not limited to, any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this B Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 2.03 will control all agreements between Borrower and Lender.

2.04. Use of Funds. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

2.05. Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable to Lender hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this B Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this B Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

ARTICLE III. - CASH MANAGEMENT

3.01. Cash Management Agreement. All revenues from the Properties shall be deposited and applied by Lender or A Note Holder in accordance with the terms and provisions of one or more Cash Management Agreements dated October 26, 1998 and amended on or about the date hereof by and among Borrower, A Note Holder and certain other parties (collectively, the “Cash Management Agreement”).

3.02. No Limitation on Payments. Nothing in this Article III shall limit, reduce or otherwise affect Borrower’s obligations to make payments of the Monthly Payment Amount and any payments to the Reserves due hereunder and under the other Loan Documents, whether or not there exists sufficient revenues available from the Properties to make such payments.

ARTICLE IV. - MISCELLANEOUS

4.01. Governing Law. This B Note shall be governed by, construed and enforced in accordance with the laws of the State of New York without reference to conflicts of law rules. It is the intent of the parties hereto that the provisions of Section 5-1401 of the General Obligations Law of the State of New York apply to this B Note. Accordingly, in all

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respects, including, without limitation, matters of construction, validity, enforceability and performance, this B Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts made and performed in such state, and any applicable law of the United States of America, except that at all times the provisions for enforcement of the power of sale granted under the Mortgages and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the laws of the state where the Property is located. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than New York governs this B Note.

4.02. Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and A Note Holder and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this B Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this B Note. This B Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto, which are not contained herein or therein are terminated.

4.03. Cross Default. (a) A default or Event of Default under any of the Loan Documents delivered in connection with either the A Loan or the B Loan (as the term “Event of Default” is defined in the Loan Agreement) shall constitute an Event of Default under the other Loan Documents delivered in connection with the A Loan and/or the B Loan.

(b) Following an Event of Default and without waiving any or all of Lender’s other rights and remedies under the Loan Documents or otherwise at law or in equity, Lender shall direct (subject to agreement between the A Note Holder and Lender) that payments made under the B Loan be allocated to amounts due and payable under the A Loan, the B Loan or under both the A Loan and the B Loan.

Loan No.: 6105081

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

CATELLUS FINANCE 1, L.L.C., a Delaware limited liability company

By:	/s/ William M. Lau

Name:	William M. Lau
Title:	Vice President, Finance and Treasurer

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STATE OF CALIFORNIA        )

                                                     )    ss

COUNTY OF                             )

On the              day of March 2004, before me,                                         , a notary public for the State of California, personally appeared William M. Lau, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity on behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Signature

[SEAL]

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EXHIBIT C - DOCUMENTS

A. Loan Documents. The documents listed below, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement, are, together with the Other Related Documents, collectively referred to herein as the Loan Documents (as such term is defined in Section 1.1 of this Agreement).

(i) This Agreement;

(ii) The Promissory Note (Note A) dated October 26, 1998 in the original principal amount of the A Loan made by Borrower to the order of Original Lender as predecessor-in-interest to Existing Lender;

(iii) The Promissory Note (Note B) dated the date hereof in the original principal amount of the B Loan made by Borrower to the order of New Lender;

(iv) Amendment to Promissory Note (Note A) of even date herewith;

(v) Thirteen (13) Amended and Restated Mortgages or Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, for the benefit of Lender;

(vi) Thirteen (13) Amended and Restated Assignment of Leases and Rents of even date herewith executed by Borrower, for the benefit of Lender;

(vii) Uniform Commercial Code - Financing Statements - Form UCC-1, as necessary to perfect the security interested granted under each of the Mortgages Borrower, as debtor, in favor of Lender, as secured party;

(viii) Four (4) Amended and Restated Cash Management Agreements of even date herewith executed by Borrower and Lender;

(ix) Certificate of Rent Roll for each of the Properties of even date herewith executed by Borrower;

(x) Certificate of Lease Form for each of the Properties of even date herewith executed by Borrower;

(xi) Four (4) Updated Consents and Agreement of Manager executed by the respective property manager of each Property in favor of Lender;

(xii) Estoppel Certificates of various dates executed by the tenants of each Property in favor of Lender;

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(xiii) Agreements of Non-Disturbance and Attornment of various dates executed by certain tenants at the Properties in favor of Lender;

(xiv) Closing Certificate and Agreement.

(xv) Certificate of Zoning and Certificate of Environmental Compliance dated of even date herewith executed by Borrower and Guarantor in favor of Lender.

B. Other Related Documents. The documents listed below, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, for purposes of this Agreement, are collectively referred to herein as the Other Related Documents.

(1) Reaffirmation of Indemnity and Guaranty Agreement executed by Guarantor in favor of Lender; and

(2) Reaffirmation of Hazardous Substances Indemnity Agreement executed by Borrower and Guarantor, as indemnitors, in favor of Lender.

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SCHEDULE 3

RESERVE CALCULATIONS FOR

CASH MANAGEMENT PERIODS

Reserves would be paid monthly; however the formula for each Reserve, as set forth below, would be determined on the commencement of the Cash Management Period and each year thereafter.

For all Reserves:

CPI	= Average annual CPI (for the period since the Closing Date)
n	= Number of years since the Closing Date.
S.F.	= Total square footage of properties securing the loan at the time of calculation, excluding square feet of ground lease properties.
R	= Rollover equal to square footage of space by property type with leases maturing over the next 12 months

For Replacement Reserves:

[$.15 x ((1+CPI)^n) x S.F.]/12

For Tenant Improvement Reserves:

[[T x (1 + CPI) ^ n] x R]/12

Tenant Improvements per square foot for each property type, as described on Schedule 1, are:

Industrial:	TI =	$1.40 PSF
Retail:	TR =	$7.50 PSF
Office:	TO =	$12.00 PSF
Ground Lease:	N/A

For Leasing Commission Reserves:

[[C x (1 + CPI) ^ n] x R]/12

Leasing Commissions per square foot for each property type, as described on Schedule 1, are: (Average Underwritten Market Rent PSF x Average Lease Term x 5%)

Industrial:	CI =	$1.90 PSF
Retail:	CR =	$5.90 PSF
Office:	CO =	$6.80 PSF
Ground Lease:	N/A

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